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                   CS FIRST BOSTON MORTGAGE SECURITIES CORP.,

                                    DEPOSITOR



                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                            CERTIFICATE ADMINISTRATOR


                 THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                                     TRUSTEE


                                       AND


                              NORWEST CORPORATION,
                              TAX BENEFICIAL HOLDER

                        --------------------------------




                             POOLING TRUST AGREEMENT


                            Dated as of May 31, 1996



                        --------------------------------


                                  $305,580,227


                          Adjustable Rate Certificates,
                                  Series 1996-1



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

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I        Definitions............................................     1

  Section 1.01.  Definitions............................................     1
  Section 1.02.  Interest Calculation; Mortgage Certificate
                 Principal Balance......................................    16

ARTICLE II       Conveyance of Mortgage Certificates and Original
                 Issuance of Certificates...............................    17

  Section 2.01.  Conveyance of the Mortgage Certificates................    17
  Section 2.02.  Issuance of the Certificates...........................    17
  Section 2.03.  Representations and Warranties of the Depositor........    17
  Section 2.04.  REMIC Designations and Related Matters.................    19

ARTICLE III      Administration of the Trust............................    20

  Section 3.01.  Collection of Payments on Mortgage Certificates;
                 Certificate Account....................................    20
  Section 3.02.  Distributions..........................................    22
  Section 3.03.  Determination Of LIBOR.................................    24
  Section 3.04.  Statements to Certificateholders.......................    25
  Section 3.05.  Notices to Trustee.....................................    28
  Section 3.06.  Reserve Fund...........................................    28
  Section 3.07.  Mandatory Auction......................................    29
  Section 3.08.  Yield Support Agreement................................    31
  Section 3.08.  Price Maintenance Agreement............................    32
  Section 3.09.  Notices Under Policy...................................    33

ARTICLE IV       The Certificates.......................................    34

  Section 4.01.  The Certificates.......................................    34
  Section 4.02.  Registration of and Limitations on Transfer and
                 Exchange of Certificates...............................    36
  Section 4.03.  Mutilated, Destroyed, Lost or Stolen Certificates......    39
  Section 4.04.  Persons Deemed Owners..................................    40
  Section 4.05.  Definitive Certificates................................    40
  Section 4.06.  Notices to Clearing Agency.............................    40

ARTICLE V        The Certificate Administrator..........................    41

  Section 5.01.  Representations and Warranties of the Certificate
                 Administrator..........................................    41
  Section 5.02.  Directions to the Certificate Administrator............    41

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                                                                            Page
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  Section 5.03.  Returns................................................    41
  Section 5.04.  Election of REMIC Status...............................    41
  Section 5.05.  Compliance with REMIC Provisions.......................    42
  Section 5.06.  Terms of REMIC Interests and Tax Reporting.............    42
  Section 5.07.  Limitation on Liability of the Certificate
                 Administrator and Others...............................    43
  Section 5.08.  Merger or Consolidation of the Certificate
                 Administrator; Transfer of Duties......................    43
  Section 5.09.  Reports by Certificate Administrator...................    44
  Section 5.10.  Certificate Administrator's Fees.......................    45
  Section 5.11.  Termination of Certificate Administrator...............    45

ARTICLE VI       The Trustee............................................    47

  Section 6.01.  Representation and Warranties..........................    47
  Section 6.02.  Directions to the Trustee..............................    47
  Section 6.03.  Liability of the Trustee...............................    47
  Section 6.04.  Merger or Consolidation of the Trustee.................    47
  Section 6.05.  Limitation on Liability of the Trustee and Others......    49
  Section 6.06.  Delegation of Duty by the Trustee......................    50
  Section 6.07.  Trustee's Fees.........................................    50
  Section 6.08.  Resignation and Removal of the Trustee.................    51
  Section 6.09.  Successor Trustee......................................    51
  Section 6.10.  Compliance with REMIC Provisions.......................    52
  Section 6.11.  Opposition of Recharacterization.......................    52

ARTICLE VII      Termination............................................    53

  Section 7.01.  Termination Upon Distribution to Certificateholders....    53
  Section 7.02.  Failure of Certificateholders to Surrender
                 Certificates...........................................    53
  Section 7.03.  Additional Termination Requirements....................    54

ARTICLE VIII     The Policy and the Certificate Insurer.................    55

  Section 8.01.  Maintenance of the Policy; Collections Thereunder......    55
  Section 8.02.  Certificate Insurer's Direction of Insolvency
                 Proceedings............................................    55
  Section 8.03.  Certificate Insurer Deemed Holder......................    55
  Section 8.04.  Termination of Certificate Insurer's Rights............    56

ARTICLE IX       Miscellaneous Provisions...............................    57

  Section 9.01.  Amendment..............................................    57
  Section 9.02.  Limitation on Rights of Certificateholders.............    58
  Section 9.03   Limitation on Liability of the Depositor and Others....    59
  Section 9.04.  Governing Law..........................................    59
  Section 9.05.  Notices................................................    59

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  Section 9.06.  Severability of Provisions.............................    59
  Section 9.07.  Certificates Nonassessable and Fully Paid..............    60
  Section 9.08.  Execution in Counterparts..............................    60
  Section 9.09.  Special Notices to the Rating Agencies.................    60

                                    SCHEDULES

Schedule I       Mortgage Certificates

                                    EXHIBITS

Exhibit A        Form of Class A-1 Certificate
Exhibit B        Form of Class IO Certificate
Exhibit C        Form of Class R Certificate
Exhibit D        Form of Reverse of Certificate
Exhibit E        Form of Transfer Affidavit for Qualified Institutional Buyers
Exhibit F        Form of Transfer Affidavit for Institutional Accredited
                 Investors
Exhibit G        Affidavit Pursuant to Section 860E(e)(4) of the Internal
                 Revenue Code of 1986, as amended, and for Non-ERISA Investors
Exhibit H        Letter from Transferor of Class R Certificate
Exhibit I        Form of Yield Support Agreement
Exhibit J        Form of Price Maintenance Agreement
Exhibit K        Form of Policy
Exhibit L        Form of Insurance Agreement
Exhibit M        Form of Due Bill

     This Pooling Trust Agreement (this "Trust Agreement" or this "Agreement"), dated as of May 31, 1996, by and among CS FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as Depositor (the "Depositor"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Certificate Administrator (the "Certificate Administrator"), THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Trustee (in such capacity, the "Trustee"), and NORWEST CORPORATION, as Tax Beneficial Holder (the "Tax Beneficial Holder").


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Depositor, the Certificate Administrator, the Trustee and the Tax Beneficial Holder agree as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

     Section 1.01. Definitions. Whenever used in this Trust Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Mortgage Certificate Principal Balance: With respect to any Underlying Series Distribution Date, the sum of the Mortgage Certificate Principal Balances of all the Mortgage Certificates.

     All or Nothing Bids:  As defined in Section 3.07(b).

     ARM Certificates: Those Mortgage Certificates representing interests in adjustable rate Mortgage Loans.

     Auction Date: The first Business Day of the month immediately preceding any Distribution Date after the Initial Auction Date.

     Auction Proceeds:  As defined in Section 3.07(g).


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     Available  Reserve Fund Amount:  On any  Distribution  Date,  the amount on deposit in the Reserve Fund, including any income or gain from any investment of funds in the Reserve Fund (net of any losses from such investment) and any payments made by the Yield Support Counterparty pursuant to the Yield Support Agreement on such Distribution Date.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be. The Certificate Administrator shall not be liable for any determination made by it in good faith that any Person is a Beneficial Owner.

     Bids:  As defined in Section 3.07(b).

     Book-Entry Certificate: Any of the Class A-1 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 4.01(b).

     Business Day: Any day that is not a Saturday, Sunday, holiday or other day on which commercial banking institutions in New York, New York or the city and state in which the Trustee's or Certificate Administrator's corporate trust office is located are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A-1, Class IO or Class R Certificates executed by the Certificate Administrator in substantially the form set forth in Exhibit A, Exhibit B or Exhibit C, respectively, hereto.

     Certificate Account: The trust account established and maintained pursuant to Section 3.01(a). Funds deposited in the Certificate Account shall be held in trust for the benefit of the Certificateholders for the uses and purposes set forth in Article III hereof.

     Certificate Administrator: Norwest Bank Minnesota, National Association, or its successor in interest or any successor Certificate Administrator appointed pursuant to Section 5.11 hereof.

     Certificate Insurer:  MBIA Insurance Corporation, or its successor.

     Certificate Insurer Default: Any failure of the Certificate Insurer to make payments under the Policy in accordance with its terms.

     Certificate Insurer Insolvency: Any of the following: (i) the entry of a decree or order of a court or agency having jurisdiction in respect of the Certificate Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator or other similar official of the Certificate Insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the Certificate Insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of 90 consecutive days; (ii) the Certificate Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Certificate Insurer or of or relating to all or substantially all of its property; or (iii) the Certificate Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     Certificate Register:  As defined in Section 4.02.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Trust Agreement, any Certificate registered in the name of the Depositor or any affiliate shall be deemed not to be outstanding, unless 100% of the Percentage Interests of such Class is held by one or both of such Persons.

     Class: All Certificates whose form is identical except for variation in the Percentage Interest evidenced thereby.

     Class A-1 Certificate: A Certificate designated as a Class A-1 Certificate.

     Class A-1 Pass-Through Rate: During the initial Interest Accrual Period, shall be 5.71047% per annum, and during each succeeding Interest Accrual Period shall be 0.23% in excess of LIBOR.

     Class A-1 Retirement Amount: With respect to any Distribution Date, the sum of (i) the then-outstanding Principal Balance of the Class A-1 Certificates, together with interest thereon at the then Class A-1 Pass-Through Rate for the related Interest Accrual Period, plus (ii) any unpaid Interest Shortfall Amount with respect to the Class A-1 Certificates. With the approval of the Holders of at least 51% of the Voting Interest of the Class A-1 Certificates obtained in accordance with Section 3.07(a), the Class A-1 Retirement Amount shall equal only the amount described in clause (i) of the preceding sentence.

     Class  IO  Certificate:   The  Certificate   designated  as  the  Class  IO
Certificate.

     Class IO Deferred Interest Carryforward Amount: With respect to any Distribution Date, the excess of the aggregate amount by which the Optimal Interest Amount of the Class IO Certificate was reduced in respect of Deferred Interest on all prior Distribution Dates over the amounts actually distributed to the Class IO Certificate on all prior Distribution Dates pursuant to Section 3.02(b)(ii) of this Trust Agreement; provided however, that if the Principal Balance of the Class A-1 Certificates is determined pursuant to clause (a)(y) of the definition thereof (that is, the amount calculated pursuant to clause (a)(y) is less than the amount calculated pursuant to clause (a)(x)), the Class IO Deferred Interest Carryforward Amount shall be zero.

     Class IO Notional Amount: As of any Distribution Date, the Aggregate Mortgage Certificate Balance as of the first Underlying Series Distribution Date occurring in such Interest Accrual Period (without giving effect to distributions on the Mortgage Certificates on such date).

     Class IO Pass-Through Rate: For any Interest Accrual Period, the excess, if any, of (X) the Effective Quarterly Mortgage Certificate Pass-Through Rate over
(Y) the Class A-1 Pass-Through Rate for such Interest Accrual Period.

     Class R Certificate: A Certificate designated as a Class R Certificate.

     Clean-Up Payment: As defined in Section 7.01.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: May 31, 1996.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Collection Period: For any Distribution Date, the period commencing on the day after the preceding Distribution Date (or, in the case of the first Collection Period, on the Cut-off Date) and ending on such Distribution Date.

     Commission: The Securities and Exchange Commission.

     Corporate Trust Office: The principal office of the Certificate Administrator and Registrar at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069; Attn:
Corporate Trust Department.

     Credit Event: As to any Fixed Rate Certificate, the allocation of any shortfall or loss to such Fixed Rate Certificate or the occurrence of any downgrade of the rating of such Fixed Rate Certificate.

     Cut-off Date: April 28, 1996 (following distributions on the Mortgage Certificates occurring on the Underlying Series Distribution Date occurring in April 1996).

     Deferred Interest: With respect to any Distribution Date, the sum of the amounts designated as deferred interest allocated to any Mortgage Certificates on the Mortgage Certificate Distribution Date Statements relating to each Underlying Series Distribution Date occurring during the related Collection Period.

     Definitive Certificates: As defined in Section 4.05.

     Depositor:   CS  First  Boston  Mortgage   Securities   Corp.,  a  Delaware
corporation, or its successor in interest.

     Distribution Date: The 28th day of each January, April, July and October, beginning in July 1996 or, if such day is not a Business Day, the following Business Day; provided that, in the event that any Distribution Date falls on the same day as an Underlying Series Distribution Date, the Distribution Date may be delayed under the circumstances set forth in Section 3.01(f).

     Effective Quarterly Mortgage Certificate Pass-Through Rate: For any Interest Accrual Period, the product of (x) the weighted average of the Weighted Average Mortgage Certificate Pass-Through Rates for each of the Underlying Series Distribution Dates that occurs during the Collection Period related to such Interest Accrual Period, weighted on the basis of the Aggregate Mortgage Certificate Principal Balance for each such Underlying Series Distribution Date (minus 0.10% on any Distribution Date as to which an Extension Premium is payable), (y) the Mortgage Certificate Factor and (z) a fraction, the numerator of which is 90 and the denominator of which is the actual number of days elapsed during such Interest Accrual Period.

     Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a segregated trust account or accounts maintained in the corporate trust department of Norwest Bank Minnesota, National Association, or
(iv) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced by written confirmation of each Rating Agency that use of any such account as the Certificate Account will not reduce the rating assigned to the Class A-1 Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments are of a type that would qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

     (i) direct obligations of, and obligations fully guaranteed for timely payment by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Home Loan Banks or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

     (ii) (A) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Certificate Administrator, the Trustee or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company has a long term unsecured debt rating of at least A1 by Moody's and a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies and provided that each such investment has an original maturity of no more than 365 days, and (B) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

     (iii) repurchase obligations with a term not to exceed 90 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated A1 or higher by Moody's and Prime-1 by Moody's and rated in the highest short term rating category of S&P; provided, however, that collateral transferred pursuant to such repurchase obligation must (A) be valued weekly at current market price plus accrued interest, (B) pursuant to such valuation, equal, at all times, 105% of the cash transferred by the Certificate Administrator in exchange for such collateral and (C) be delivered to the Certificate Administrator or an agent for the Certificate Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

     (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which has a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

     (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a long term unsecured debt rating of A1 by Moody's and a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

     (vi) a guaranteed investment contract approved in writing by each of the Rating Agencies and issued by an insurance company or other corporation having a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

     (vii) money market funds having ratings in the highest available long term rating category of Moody's and the highest available rating category of S&P at the time of such investment which invest only in other Eligible Investments; any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth in the Indenture; and

     (viii) any investment approved in writing by each of the Rating Agencies.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     ERISA Plan: Any Person which is an employee benefit plan within the meaning of Section 3(3) of ERISA.

     ERISA Prohibited Holder: As defined in Section 4.02(d).

     Extension Premium: As defined in Section 3.01(d).

     Extension Premium Account: The trust account established and maintained pursuant to Section 3.01(d). Funds deposited in the Extension Premium Account shall be held in trust for the benefit of the Certificate Insurer.

     Final Distribution Amount: With respect to the Distribution Date following the date on which the Trustee agrees to sell the Mortgage Certificates pursuant to the provisions of Section 3.07, the excess of (X) the sum of (i) the Auction Proceeds, (ii) all payments received by the Certificate Administrator on the Mortgage Certificates during the related Collection Period, (iii) any Guaranty Payments received during the related Collection Period, (iv) interest earned on amounts invested in the Certificate Account, (v) all amounts on deposit in the Reserve Fund (up to the excess of the Class A-1 Retirement Amount (determined pursuant to the first sentence of the definition thereof) over the amounts described in clauses (i), (ii), (iii) and (iv) above and the amount described in clause (Y) below) and (vi) any amount payable pursuant to the Price Maintenance Agreement over (Y) the Extension Premium, if any, payable with respect to such Distribution Date.

     Final Distribution Date: The Distribution Date set forth in the notice delivered by the Certificate Administrator of the final distribution on the Certificates pursuant to Section 7.01.

     Final Interest Shortfall Distribution Amount: With respect to the Distribution Date following the date on which the Trustee agrees to sell the Mortgage Certificates pursuant to the provisions of Section 3.07, the lesser of
(i) the unpaid Interest Shortfall Amount of the Class A-1 Certificates and (ii) the excess if any of the Final Distribution Amount over the sum of the Interest Accrual Amount of the Class A-1 Certificates for such Distribution Date and the then-outstanding Principal Balance of the Class A-1 Certificates.

     Fixed Rate Certificates: Those Mortgage Certificates representing interests in fixed rate Mortgage Loans.

     Guaranty Payment:  With respect to any Underlying Series Distribution Date,
(i) the sum of (X) the excess of the aggregate amount due in respect of current interest on the Mortgage Certificates on such Underlying Series Distribution Date over the amount actually distributed in respect of current interest on the Mortgage Certificates on such Underlying Series Distribution Date and (Y) the amount, if any, of the excess of the Principal Balance of the Class A-1 Certificates (reduced by principal previously received on the Mortgage Certificates or paid by the Certificate Insurer during the Collection Period during which such Underlying Series Distribution Date occurs) over the Aggregate Mortgage Certificate Principal Balance for such Underlying Series Distribution Date (after giving effect to principal balance reductions with respect to the Mortgage Certificates on such Underlying Series Distribution Date and after increasing such amount by the amount of Deferred Interest allocated to such Mortgage Certificates on such Underlying Series Distribution Date) and (ii) any Preference Amount.

     Guaranty Payment Account: The trust account established and maintained pursuant to Section 3.01(e). Funds deposited in the Guaranty Payment Account shall be held in trust for the benefit of Certificateholders for the uses and purposes set forth in Article III hereof.

     Holder: See "Certificateholder."

     Initial Auction Date: The first Business Day of April 1999.

     Insurance Agreement: The insurance agreement, in the form attached hereto as Exhibit L, which the Trustee is hereby directed to execute in its capacity as Trustee, and any permitted amendment thereof.

     Interest Accrual Amount: As to any Distribution Date and the Class A-1 Certificates, an amount equal to the lesser of (i) the Optimal Interest Amount of the Class A-1 Certificates for such Distribution Date and (ii) Interest Available Funds for such Distribution Date.

     As to any Distribution Date and the Class IO Certificate, an amount equal to the lesser of (i) the Optimal Interest Amount of the Class IO Certificate for such Distribution Date and (ii) the excess of Interest Available Funds for such Distribution Date over the sum of the Optimal Interest Amount of the Class A-1 Certificates and the Interest Shortfall Amount of the Class A-1 Certificates, in each case for such Distribution Date.

     The Class R Certificate does not accrue interest.

     Interest Accrual Period: With respect to each Distribution Date, the period commencing on the 28th day of the third month preceding the month in which such Distribution Date occurs and ending on the 27th day of the month in which such Distribution Date occurs; provided, that with respect to the first Distribution Date, the Interest Accrual Period shall commence on the Cut-off Date.

     Interest Available Funds: With respect to any Distribution Date, the excess of (X) the sum of (a) all payments in respect of interest received by the Certificate Administrator on the Mortgage Certificates during the related Collection Period (other than any amounts in respect of overdue interest on a Mortgage Certificate as to which the Certificate Insurer has previously made a Guaranty Payment), (b) the interest portion of all Guaranty Payments received by the Certificate Administrator during the related Collection Period, (c) interest earned on amounts invested in the Certificate Account, (d) all amounts on deposit in the Reserve Fund (up to the excess of the Optimal Interest Amount and the Interest Shortfall Amount of the Class A-1 Certificates and the amount described in clause (Y) below over the amounts in clauses (a), (b) and (c) above) and (e) the portion of any Clean-Up Payment representing current interest over (Y) the Extension Premium, if any, payable with respect to such Distribution Date.

     Interest Available Funds Allocation: As defined in Section 3.02(b).

     Interest Shortfall Amount: With respect to any Distribution Date and the Class A-1 or Class IO Certificate, the amount by which the Optimal Interest Amounts for such Class in respect of all prior Distribution Dates is greater than the Interest Available Funds actually distributed to such Class on such prior Distribution Dates pursuant to Section 3.02 of this Trust Agreement, together, in the case of the Class A-1 Certificates, with interest accrued thereon at the Class A-1 Pass-Through Rate in effect for each Interest Accrual Period during which the Interest Shortfall Amount remains unpaid.

     Investment Representation Letter: As defined in Section 4.02(b).

     LIBOR: For any Interest Accrual Period, the London interbank offered rate for three-month Eurodollar deposits determined by the Certificate Administrator for each Interest Accrual Period in accordance with Section 3.03.

     LIBOR Reset Date: The second London Business Day prior to the first day of each Interest Accrual Period.

     Line Item Bids: As defined in Section 3.07(b).

     London Business Day: A day on which banks are open for dealing in foreign currency exchange in London and New York City.

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage Certificate: Each class or portion of a class of mortgage pass-through certificates originally sold by the RTC indicated in the table on
Schedule I hereto under "Classes of Certificates," each issued as part of the series of mortgage pass-through certificates indicated opposite such classes in the table on Schedule I hereto under "Series Designation."

     Mortgage Certificate Distribution Date Statement: With respect to the Mortgage Certificates, the report provided to holders of such Mortgage Certificates in connection with each Underlying Series Distribution Date pursuant to the related Pooling and Servicing Agreement.

     Mortgage Certificate Factor: With respect to any Interest Accrual Period, a fraction, the numerator which is the arithmetic mean of the Aggregate Mortgage Certificate Balances for each Underlying Series Distribution Date occurring in the related Collection Period and the denominator of which is the Aggregate Mortgage Certificate Balance as of the first Underlying Series Distribution Date occurring in the related Collection Period (without giving effect to distributions on the Mortgage Certificates on such date).

     Mortgage Certificate Pass-Through Rate: With respect to any Mortgage Certificate and any Underlying Series Distribution Date, the pass-through rate used to calculate interest distributions on such Mortgage Certificate with respect to such Underlying Series Distribution Date.

     Mortgage Certificate Prepayment Interest Shortfall: With respect to any Underlying Series Distribution Date and any Mortgage Certificate, the sum of the amounts of any interest shortfall designated as a "Prepayment Interest Shortfall" or a "Relief Act Shortfall" allocated to such Mortgage Certificate on the Mortgage Certificate Distribution Date Statement relating to each Underlying Series Distribution Date occurring during the related Collection Period.

     Mortgage Certificate Principal Balance: With respect to each Mortgage Certificate and any Underlying Series Distribution Date, the principal balance of such Mortgage Certificate as reported on the Mortgage Certificate Distribution Date Statement relating to such Underlying Series Distribution Date.

     Mortgage Loan Servicer: With respect to any Mortgage Loan, the Person performing the duties of servicer or master servicer in accordance with the related Pooling and Servicing Agreement.

     Mortgage Loan Trustee: With respect to any Mortgage Certificate, the Person performing the duties of trustee under the related Pooling and Servicing Agreement.

     Mortgage  Loans:  The  conventional,   monthly  pay,  one-  to  four-family
residential first mortgage loans that constitute the primary assets of the trust funds formed by the Pooling and Servicing Agreements.

     Non-permitted Foreign Holder: As defined in Section 4.02(d).

     Non-U.S. Person: As defined in Section 3.02(e).

     Notice of Claim: The notice to be delivered by the Certificate Administrator to the Certificate Insurer with respect to any Underlying Series Distribution Date as to which there is an amount owed by the Certificate Insurer pursuant to clauses (i) or (ii) of the definition of Guaranty Payment, which shall be in the form attached as Exhibit A to the Policy.

     Officer's Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities).

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Certificate Administrator or the Trustee.

     Optimal Interest Amount: As to any Distribution Date and the Class A-1 Certificates, an amount equal to (a) the product of (i) the product of (X) a fraction, the numerator of which is the number of days elapsed in the related Interest Accrual Period and the denominator of which is 360 and (Y) the Class A-1 Pass-Through Rate for the related Interest Accrual Period and (ii) the Principal Balance of the Class A-1 Certificates (before giving effect to any adjustment to the Principal Balance of such Class on such Distribution Date) less (b) such Class's allocable share (as described below) of any Mortgage Certificate Prepayment Interest Shortfall and any Deferred Interest.

     As to any Distribution Date and the Class IO Certificate, an amount equal to (a) the product of (i) the product of (X) a fraction, the numerator of which is the number of days elapsed in the related Interest Accrual Period and the denominator of which is 360 and (Y) the Class IO Pass-Through Rate and (ii) the Class IO Notional Amount less (b) such Class's allocable share (as described below) of any Mortgage Certificate Prepayment Interest Shortfall and any Deferred Interest.

     Mortgage Certificate Prepayment Interest Shortfall and any Deferred Interest shall be allocated pro rata among the Class A-1 and Class IO Certificates based on the Optimal Interest Amounts for such Classes (determined without reference to clause (b) of the definition of each Optimal Interest Amount).

     Original Mortgage Certificate Principal Balance: With respect to each Mortgage Certificate, the principal balance indicated therefor on Schedule I hereto under "Cut-off Date Principal Balance."

     Original Principal Balance: With respect to:

          (i) the Class A-1 Certificates, $305,580,227;

          (ii) the Class IO Certificate, $0;

          (iii) the Class R Certificates, $0.

     Percentage Interest: As to any Class A-1 Certificate, the percentage obtained by dividing the Principal Balance of such Certificate on the Closing Date by the Original Principal Balance of such Class of Certificates. As to the Class IO Certificate and the Class R Certificate, 100%.

     Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Plan: As defined in Section 4.02(c).

     Policy: The Certificate Guaranty Insurance Policy (Policy Number 21252), including any endorsements thereto, issued by the Certificate Insurer with respect to the Certificates, substantially in the form attached hereto as Exhibit K.

     Pooling and Servicing Agreement: With respect to any Mortgage Certificate, the pooling and servicing agreement relating to the assignment of the related Mortgage Loans to the related Mortgage Loan Trustee, the servicing of such Mortgage Loans by the related Mortgage Loan Servicer, the issuance of such Mortgage Certificate and otherwise effecting the establishment of the trust fund in which such Mortgage Certificate represents an interest.

     Preference Amount: Any amount previously distributed to a Holder on a Class A-1 Certificate, which amount resulted from a distribution on the Mortgage Certificates that, if not so distributed, would have been ultimately covered by the Certificate Insurer pursuant to clause (i) of the definition of Guaranty Payment, that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Price Maintenance Agreement: The price maintenance agreement in the form attached hereto as Exhibit J, dated as of the Closing Date, by and between the Trustee, acting on behalf of the Trust Fund, and Norwest Corporation.

     Price   Maintenance   Counterparty:   Norwest   Corporation,   a   Delaware
corporation, and its successors in interest or any successor Price Maintenance Counterparty appointed pursuant to Section 3.09(b).

     Price  Maintenance   Counterparty   Default:   An  "Event  of  Default"  or
"Termination Event" with respect to the Price Maintenance Counterparty, as such terms are defined in the Price Maintenance Agreement.

     Price Maintenance Payment: With respect to any Distribution Date with respect to which an Auction is held, the excess, if any, of (a) the aggregate of the Mortgage Certificate Principal Balances of the Fixed Rate Certificates together with accrued and unpaid interest thereon over (b) the sum of (i) the highest bid for the Fixed Rate Certificates obtained in accordance with the procedures outlined in Section 3.07 and (ii) the excess of (x) the Reserve Fund Available Amount over (y) the sum of (1) the excess, if any, of the aggregate of the Mortgage Certificate Principal Balances of the ARM Certificates together with accrued and unpaid interest thereon over the highest bid price for the ARM

Certificates obtained in accordance with the procedures outlined in Section 3.07 and (2) the amount withdrawn from the Reserve Fund pursuant to Section 3.06(c) with respect to such Distribution Date; provided however, that if a Credit Event has occurred with respect to any Fixed Rate Certificate and the highest bid received for the Fixed Rate Certificates (which shall be the sum of the highest bids obtained for the Fixed Rate Certificates as to which there has and has not occurred a Credit Event, determined pursuant to Section 3.07 (b)) is less than the aggregate of the Mortgage Certificate Principal Balances of the Fixed Rate Certificates together with accrued and unpaid interest thereon minus the excess, if any, of the aggregate of the Mortgage Certificate Principal Balances of the ARM Certificates together with accrued and unpaid interest thereon over the highest bid price for the ARM Certificates obtained in accordance with the procedures outlined in Section 3.07, then the Price Maintenance Payment will be as follows: the excess, if any, of (a) the aggregate of the Mortgage Certificate Principal Balances of the Fixed Rate Certificates together with accrued and unpaid interest thereon over (b) the sum of (i) the highest bid for the Fixed Rate Certificates as to which no Credit Event has occurred obtained in accordance with the procedures outlined in Section 3.07 (ii) the market value of a residential mortgage pass-through certificate comparable to each Fixed Rate Certificate as to which a Credit Event has occurred, but for the occurrence of the Credit Event, as determined by the Certificate Administrator pursuant to
Section 3.07(b) and (iii) the excess of (x) the Reserve Fund Available Amount over (y) the sum of (1) the excess, if any, of the aggregate of the Mortgage Certificate Principal Balances of the ARM Certificates together with accrued and unpaid interest thereon over the highest bid price for the ARM Certificates obtained in accordance with the procedures outlined in Section 3.07 and (2) the amount withdrawn from the Reserve Fund pursuant to Section 3.06(c) with respect to such Distribution Date.

     Principal Balance:

     (a) For the Class A-1 Certificates as of any Distribution Date, the lesser of (x) the original Principal Balance thereof, reduced by all amounts distributed on such Class on account of principal, and increased by the amount of Deferred Interest allocated to such Certificates pursuant to paragraph (b) of this definition on all Distribution Dates and (y) the Aggregate Mortgage Certificate Principal Balance on the Underlying Series Distribution Date preceding such Distribution Date. The Principal Balance for the Class IO and Class R Certificates shall be equal to $0.

     (b) On each Distribution Date, the Principal Balance of the Class A-1 Certificates (if calculated pursuant to clause (x) of paragraph (a) of this definition) shall be increased by the amount of Deferred Interest applied in reduction of the Interest Accrual Amount of the Class A-1 Certificates on such Distribution Date.

     Prohibited Transaction: Has the meaning assigned to it in Section 860F of the Code.

     Rating Agency: Moody's and S&P, or their successors in interest. If either such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor (with the prior written consent of MBIA), notice of which designation shall be given to the Trustee and the Certificate Administrator. References herein to the highest short-term rating category of a Rating Agency shall mean P-1 in the case of Moody's and A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus. References herein to the highest long-term rating categories of a Rating Agency shall mean Aaa in the case of Moody's and AAA in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

     Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

     Reference Bank: As defined in Section 3.03(a).

     Registrar: Initially the Certificate Administrator, in its capacity as Registrar, or any successor to the Certificate Administrator in such capacity.

     REMIC: A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing may be in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     REMIC Returns: As defined in Section 5.03.

     Reserve Fund:  The trust account  established  and  maintained  pursuant to
Section 3.06. Funds deposited in the Reserve Fund shall be held in trust for the benefit of the Class A-1 Certificateholders for the uses and purposes set forth in Article III hereof.

     Responsible Officer: With respect to the Certificate Administrator or the Trustee, any officer in the corporate trust department or any other officer of the Certificate Administrator or the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     RTC: The Resolution Trust Corporation, or its successor in interest.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Securities Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Settlement Amount: As defined in the Yield Support Agreement or the Price Maintenance Agreement, as applicable.

     Similar Law: As defined in Section 4.02(c).

     Single Certificate: With respect to the Class A-1 Certificates, a Certificate with an initial Principal Balance of $1,000. With respect to each of the Class IO and Class R Certificates, a Certificate evidencing a 100% Percentage Interest in such Certificate.

     Tax Beneficial Holder: As defined in Section 3.06(b).

     Trust: The trust created by this Agreement.

     Trust Fund: The corpus of the Trust consisting of (i) the Mortgage Certificates, (ii) all distributions on the Mortgage Certificates payable after the Cut-off Date (other than amounts due on or before the Cut-off Date), (iii) amounts held from time to time by the Certificate Administrator in the Certificate Account, (iv) the Reserve Fund, (v) the rights of the Trustee under the Yield Support Agreement, (vi) the rights of the Trustee under the Price Maintenance Agreement and (vii) the rights of the Trustee under the Policy. The Policy shall not be part of the Trust REMIC.

     Trust REMIC:  The REMIC  consisting  of the items in clauses (i),  (ii) and
(iii) of the definition of Trust Fund and any Price Maintenance Payment or Guaranty Payments made to the Trust Fund pursuant to the Price Maintenance Agreement or the Policy, respectively.

     Trustee: The Chase Manhattan Bank (National Association), a national banking association, in its capacity as trustee or its successor in interest, or any successor trustee appointed as herein provided.

     Underlying Series: With respect to any Mortgage Certificate, the series of mortgage pass-through certificate indicated opposite such Mortgage Certificate in the table on Schedule I hereto under "Series Designation."

     Underlying Series Distribution Date: The 25th day of any month, beginning in the month of initial issuance of the Certificates, or, if such 25th day is not a business day, the business day following such 25th day. For purposes of this definition only, "business day" refers to such term as defined in the Pooling and Servicing Agreement relating to each Underlying Series.

     Underwriter: Any party defined as such under the Underwriting Agreement, dated May 28, 1996, between the Depositor and the CS First Boston Corporation, as supplemented by the related terms agreement.

     Voting Interests: The portion of the voting rights of all the Certificates which is allocated to Certificateholders in accordance with their respective Percentage Interests. At all times during the term of this Trust Agreement, 98% of all the Voting Rights shall be allocated among the Class A-1 Certificateholders; the Class IO Certificateholders shall be allocated 1% of the Voting Rights; and the Class R Certificateholder shall be allocated 1% of the Voting Rights; provided, however, that for so long as the Certificates are outstanding, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Trust Agreement, the Voting Rights evidenced by the Certificates registered in the name of the Certificate Administrator, or any Affiliate thereof, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, wavier, request or demand shall have been obtained.

     Weighted Average Mortgage Certificate Pass-Through Rate: With respect to any Underlying Series Distribution Date, the weighted average of the Mortgage Certificate Pass-Through Rates of the Mortgage Certificates as of such Underlying Series Distribution Date, weighted on the basis of the Mortgage Certificate Principal Balances thereof as of such Underlying Series Distribution Date (before giving effect to distributions on such date).

     Yield Support  Agreement:  The yield support  agreement  attached hereto as
Exhibit I, dated as of the Closing Date, by and between the Trustee, acting on behalf of the Trust Fund, and the Yield Support Counterparty.

     Yield Support Counterparty: Norwest Corporation, a Delaware corporation, and its successors in interest or any successor Yield Support Counterparty appointed pursuant to Section 3.08(b).

     Yield Support Counterparty Default: An "Event of Default" or "Termination Event" with respect to the Yield Support Counterparty, as such terms are defined in the Yield Support Agreement.

     Section 1.02. Interest Calculation; Mortgage Certificate Principal Balance.

     Interest in respect of the Certificates shall be calculated on the basis of actual days elapsed in a 360-day year.

                                   ARTICLE II

                       Conveyance of Mortgage Certificates
                       -----------------------------------
                                  and Original
                                  ------------
                            Issuance of Certificates
                            ------------------------

     Section 2.01. Conveyance of the Mortgage Certificates. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trustee, on behalf of the Holders of the Certificates, without recourse, (i) all the right, title and interest of the Depositor in and to the Mortgage Certificates, all distributions thereon payable after the Cut-off Date and (ii) cash in the amount of all distributions made on the Mortgage Certificates in May 1996), together with all other assets constituting the Trust Fund.

     The assignment of the Mortgage Certificates accomplished hereby is absolute and is intended as a sale. The Depositor hereby pledges and grants to the Trustee a security interest in the Depositor's interest in the Trust Fund to secure payment (in the event of recharacterization notwithstanding the parties' intent) and performance by the Depositor of its obligations hereunder. The Depositor and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Certificates, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement.

     Section 2.02. Issuance of the Certificates. The Trustee acknowledges that the Mortgage Certificates have been delivered to it by the Depositor through the facilities of the Depository Trust Company, and the Trustee acknowledges that it has possession thereof, and, concurrently with such delivery, has caused to be duly executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Certificates together with all other assets included in the definition of "Trust Fund," receipt of which is hereby acknowledged, the Certificates in authorized denominations which evidence ownership of the entire Trust.

     Section 2.03. Representations and Warranties of the Depositor. The Depositor represents and warrants to and covenants with the Certificate Administrator and the Trustee for the benefit of the Certificate Insurer and the Certificateholders as follows:

     (a) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business and to perform its obligations under this Trust Agreement.

     (b) This Trust Agreement has been duly authorized, executed and delivered by the Depositor, and, assuming the valid execution thereof by the Certificate Administrator, the Tax Beneficial Holder and the Trustee, this Trust Agreement shall constitute a valid and binding agreement of the Depositor enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

     (c)  Neither  the  issuance  or  delivery  of  the  Certificates,  nor  the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of this Trust Agreement, shall conflict with or result in the breach of any material term or provision of the trust agreement of the Depositor, and the Depositor is not in breach or violation of or in default (nor, to the best of the Depositor's knowledge, has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of
(i) any agreement to which the Depositor is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to the Depositor of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over its properties, the default in or the breach or violation of which would have a material adverse effect on the Depositor or the ability of the Depositor to perform its obligations under this Trust Agreement.

     (d) No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Depositor of the transactions contemplated by this Trust Agreement, except such as have been obtained.

     (e) Upon execution and delivery by the Certificate Administrator, the Tax Beneficial Holder and the Trustee of this Trust Agreement and delivery to the Depositor of the Certificates, the Trust shall acquire the Mortgage Certificates free of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the Mortgage Certificates to the Trustee. Upon discovery by the Depositor, the Certificate Administrator, the Tax Beneficial Holder or the Trustee of a breach of any of the foregoing representations and warranties (referred to herein as a "breach"), which breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the Mortgage Certificates, the party discovering such breach shall give prompt written notice to the other party.

     Within 90 days of its discovery or its receipt of notice of breach, the Depositor shall cure such breach in all material respects or shall repurchase each Mortgage Certificate to which such breach relates from the Trustee at a price equal to the sum of (i) the Mortgage Certificate Principal Balance thereof as of the next Underlying Series Distribution Date and (ii) one month's interest on such Mortgage Certificate Principal Balance at the Mortgage Certificate Pass-Through Rate. The purchase price for the repurchased Mortgage Certificates shall be deposited by the Certificate Administrator in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase the Mortgage Certificates shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

     Section 2.04. REMIC Designations and Related Matters.

     (a) The Depositor hereby designates the Class A-1 and Class IO Certificates as the "regular interests" and the Class R Certificate as the "residual interest" in the Trust REMIC within the meaning of Sections 860G(a)(1) and 860G(a)(2) of the Code, respectively.

     (b) The Closing Date is hereby designated as the "startup day" of the Trust REMIC (the "Startup Day") within the meaning of Section 860G(a)(9) of the Code.

     (c) If a "tax matters person" is required to be designated with respect to the Trust REMIC, the holder of the Class R Certificate, by acceptance of such Certificate, shall be deemed to agree to act as "tax matters person" and to perform the functions of "tax matters partner" for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code, and shall be deemed to irrevocably designate the Certificate Administrator as its agent in performing the functions of "tax matters person" and "tax matters partner."

     (d) The "latest possible maturity date" of the regular interests in the Trust REMIC is the Distribution Date occurring on September 28, 2029 for purposes of Code Section 860G(a)(1).

     (e) All provisions of this Agreement shall be construed so as to effectuate the intent of the parties hereto that the Trust REMIC be treated as a REMIC at all times and neither the Trust REMIC nor any party hereto shall enter into or directly or indirectly cause a Prohibited Transaction to occur so long as any of the Certificates are outstanding or cause the Trust REMIC to fail to qualify as a REMIC during any taxable year.

                                   ARTICLE III

                           Administration of the Trust
                           ---------------------------

     Section 3.01. Collection of Payments on Mortgage Certificates; Certificate Account.

     (a) The Certificate Administrator shall establish and maintain with itself a trust account (the "Certificate Account") entitled "Adjustable Rate Certificates Series 1996-1, Certificate Account," which shall be an Eligible Account. The Trustee shall remit to the Certificate Account all payments on the Mortgage Certificates, on the Business Day succeeding its receipt thereof (but in no event later than the related Distribution Date), by wire transfer of immediately available funds. On each Distribution Date, the Certificate Administrator shall withdraw from the Guaranty Payment Account and remit to the Certificate Account all Guaranty Payments received with respect to each of the Underlying Series Distribution Dates occurring in the related Collection Period (together with any amounts deposited by the Certificate Insurer in the Guaranty Payment Amount in respect of losses on funds invested therein). On each Distribution Date, before making the distributions referred to in Section 3.02 below, the Certificate Administrator shall withdraw the amount of any taxes payable with respect to the Trust REMIC pursuant to Section 5.05(a) from the Certificate Account. If the Certificate Administrator shall not have received a distribution with respect to the Mortgage Certificates by the second Business Day after the date on which such distribution was due and payable pursuant to the terms of the Mortgage Certificates, the Certificate Administrator shall request such payment as promptly as possible and legally permitted and if such payment is not made after such request shall, subject to the second to last sentence of this paragraph, take such action as directed by the Certificate Insurer, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Certificate Administrator in connection with the prosecution of any such legal action shall be reimbursable to the Certificate Administrator out of the proceeds of any such action and shall be retained by the Certificate Administrator prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders in accordance with Section 3.02 hereof. In the event that the Certificate Administrator has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Certificate Administrator shall notify the Certificate Insurer that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the Certificate
Insurer. In the event any such indemnity is provided to the Certificate Administrator, the Certificate Administrator shall take such action as directed by the Certificate Insurer.

     (b) All or a portion of amounts on deposit in the Certificate Account (other than amounts deposited on a Distribution Date) shall be invested and reinvested by the Certificate Administrator in one or more Eligible Investments. Notwithstanding the foregoing, no investment of any amount on deposit in the Certificate Account may mature later than the immediately following Distribution Date and no such investment shall be sold prior to its maturity date.

     (c) The Certificate Administrator shall remit to the Certificate Insurer, within one Business Day of receipt thereof, any amount remitted by the Trustee to the Certificate Account pursuant to Section 3.01(a) that is specifically identified as a payment of "Unpaid Interest Shortfall" (as such term is defined in the Pooling and Servicing Agreement with respect to any Mortgage Certificate) or other form of overdue interest on the Mortgage Certificate Distribution Date Statement related to any Mortgage Certificate and any portion of a Clean-Up Payment which represents overdue interest, in either case, as to which the Certificate Insurer has made an unreimbursed Guaranty Payment.

     (d) In the event that the auction to be held pursuant to Section 3.07 does not result in the sale of the Mortgage Certificates and the retirement of the Class A-1 Certificates on the Distribution Date related to the Initial Auction Date, the Certificate Administrator shall establish and maintain with itself a trust account (the "Extension Premium Account") entitled "Adjustable Rate Certificates Series 1996-1, Extension Premium Account," which shall be an Eligible Account. All or a portion of amounts on deposit in the Extension Premium Account (other than amounts deposited on a Distribution Date) shall be invested and reinvested by the Certificate Administrator at the direction of the Certificate Insurer. Notwithstanding the foregoing, no investment of any amount on deposit in the Certificate Account may mature later than the Business Day immediately preceding the immediately following Distribution Date. Any income or loss on the Extension Premium Account shall be for the account of the Certificate Insurer.

     In the event that the auction to be held pursuant to Section 3.07 does not result in the sale of the Mortgage Certificates and the retirement of the Class A-1 Certificates on the Distribution Date related to the Initial Auction Date, with respect to each Underlying Series Distribution Date following the Initial Auction Date until the Distribution Date on which the sale of the Mortgage Certificates and the retirement of the Class A-1 Certificates occurs, the Certificate Administrator shall withdraw from the Certificate Account an amount equal to the product of 1/12th of 0.10% and the Aggregate Mortgage Certificate Principal Balance on such Underlying Series Distribution Date (prior to giving effect to distributions in reduction of each Mortgage Certificate Principal Balance on such Underlying Series Distribution Date) (the sum of such amounts for each Collection Period, the "Extension Premium") and shall deposit such amount into the Extension Premium Account. On each Distribution Date following the Initial Auction Date up to and including the Distribution Date on which the sale of the Mortgage Certificates and the retirement of the Class A-1 Certificates occurs, the Certificate Administrator shall remit by wire transfer to the Certificate Insurer all amounts on deposit in the Extension Premium Account.

     (e) The Trustee hereby designates the Certificate Administrator as its agent to deliver Notices of Claim with respect to the Policy (in accordance with Section 3.10 hereof) and to receive all Guaranty Payments under the Policy. The Certificate Administrator shall establish and maintain with itself a trust account (the "Guaranty Payment Account") entitled "Adjustable Rate Certificates Series 1996-1, Guaranty Payment Account," which shall be an Eligible Account. The Certificate Administrator shall deposit in the Guaranty Payment Account all Guaranty Payments received by it under the Policy immediately as received. All or a portion of amounts on deposit in the Guaranty Payment Account shall be invested and reinvested by the Certificate Administrator in Eligible Investments at the direction of the Certificate Insurer. No investment of any amount on deposit in the Certificate Account may mature later than the Business Day immediately preceding the immediately following Distribution Date. Any income or loss on the Guaranty Payment Account shall be for the account of the Certificate Insurer. The Certificate Insurer shall be required, pursuant to Section 3.06 of the Insurance Agreement, to deposit in the Guaranty Payment Account the amount of any loss on an investment of funds therein immediately upon the realization of any such loss. On each Distribution Date, the Certificate Administrator shall remit to the Certificate Insurer by wire transfer the amount, if any, by which the balance on deposit in the Guaranty Payment Account exceeds the amount remitted therefrom to the Certificate Account pursuant to Section 3.01(a) hereof.

     (f) On any Distribution Date as to which a Guaranty Payment is payable under the Policy on the Underlying Series Distribution Date occurring in the month in which such Distribution Date occurs, in the event that MBIA does not receive a Notice of Claim from the Certificate Administrator by 12:00 noon on the Business Day preceding such Distribution Date with the result that MBIA makes such Guaranty Payment after 12:00 noon on such Distribution Date (any such delayed Guaranty Payment, a "Delayed Guaranty Payment") (which may occur if the Underlying Series Distribution Date in such month occurs on the same day as the Distribution Date), such Distribution Date shall be delayed one Business Day (any such delayed Distribution Date, a "Delayed Distribution Date") if the amount on deposit in the Reserve Fund, net of any amount to be withdrawn therefrom in accordance with Section 3.06(c) (assuming for such purpose that such Guaranty Payment was available to be distributed on such Distribution Date) (such net amount, the "Net Reserve Fund Available Amount"), is at least equal to the amount of the Delayed Guaranty Payment. In the event that the Net Reserve Fund Available Amount is at least equal to the amount of such Delayed Guaranty Payment, the Certificate Administrator shall withdraw the amount of such Delayed Guaranty Payment from the Reserve Fund and make full distributions of interest and principal in accordance with Section 3.02(b) on such Distribution Date without delay. The Certificate Administrator shall then deposit such Delayed Guaranty Payment in the Reserve Fund when received. In the event that there is a Delayed Guaranty Payment with respect to the Distribution Date following the date on which the Trustee agrees to sell the Mortgage Certificates pursuant to
Section 3.07, such Distribution Date shall be delayed one Business Day regardless of the availability of funds in the Reserve Fund.

     Section 3.02. Distributions.

     (a) The Certificate Administrator shall, based on the Mortgage Certificate Distribution Date Statements, calculate the amounts to be distributed on each Class of Certificates pursuant to subsection (b) of this Section 3.02.

     (b)(i) Except as set forth below in Section 3.02(c) with respect to the Distribution Date following the date on which the Trustee agrees to sell the Mortgage Certificates pursuant to Section 3.07, on each Distribution Date, the Certificate Administrator (based on the calculations made pursuant to subsection
(a) of this Section 3.02) shall distribute the Interest Available Funds on deposit in the Certificate Account, in the following order of priority (the "Interest Available Funds Allocation"):

     first, to the Class A-1 Certificates, in an amount equal to such Class's Interest Accrual Amount up to an amount equal to the Interest Available Funds;

     second, to the Class A-1 Certificates, in an aggregate amount up to such Class's previously unpaid Interest Shortfall Amounts up to an amount equal to the excess, if any, of Interest Available Funds over the amount distributed pursuant to clause first hereof;

     third, to the Class IO Certificate, in an aggregate amount up to such Class's Interest Accrual Amount with respect to such Distribution Date up to the amount equal to the excess, if any, of Interest Available Funds over the amount distributed pursuant to clauses first and second hereof;

     fourth, to the Class IO Certificate, in an aggregate amount up to such Class's previously unpaid Interest Shortfall Amounts up to an amount equal to the excess, if any, of Interest Available Funds over the amount distributed pursuant to clauses first through third hereof; and

     fifth, to the Class R Certificate, up to an amount equal to the excess, if any, of Interest Available Funds over the amount distributed pursuant to clauses first through fourth hereof.

     (ii) On each Distribution Date, the Certificate Administrator (based on the calculations made pursuant to subsection (a) of this Section 3.02) shall make distributions, to the extent of all amounts received during the related Collection Period on account of principal with respect to the Mortgage Certificates and the principal portion of any Clean-Up Payment, concurrently to the Class A-1 Certificateholders in reduction of the Principal Balance thereof and to the Class IO Certificate in reduction of the Class IO Deferred Interest Carryforward Amount, pro rata in accordance with such amounts, until the Class A-1 Principal Balance and the Class IO Deferred Interest Carryforward Amount have each been reduced to zero.

     (iii) On each Distribution Date, the Certificate Administrator shall make distributions, to the extent of the principal portion of all Guaranty Payments received during the related Collection Period, to the holders of the Class A-1 Certificates in reduction of the Principal Balance thereof until the Class A-1 Principal Balance has been reduced to zero.

     (iv) In addition to the distributions described above in Sections 3.02(b)(i), (ii) and (iii), on each Distribution Date the Certificate Administrator shall distribute to the holders of the Class A-1 Certificates any Guaranty Payments in respect of Preference Amounts received by it during the related Collection Period.

     (c) On the Distribution Date following the date on which the Trustee agrees
to  sell  the  Mortgage   Certificates  pursuant  to  Section  3.07,  the  Final
Distribution Amount shall be distributed as follows:

          first, to the Class A-1 Certificates, in an amount equal to such Class's Interest Accrual Amount;

          second, to the Class A-1 Certificates in an aggregate amount up to the Final Interest Shortfall Distribution Amount;

          third, to the Class A-1 Certificates in an amount equal to the outstanding Principal Balance thereof; and

          fourth, to the Class R Certificate the remainder of the Final Distribution Amount.

     (d) The Certificate Administrator shall make the above distributions up to the amounts set forth below to the Certificateholders of record on the preceding Record Date as specified below, by check mailed to the applicable Certificateholder at such Holder's address as it appears on the Certificate Register, or, if such Certificateholder holds Certificates of any Class having an initial Principal Balance of at least $5,000,000, by wire transfer to an account specified in writing by such Certificateholder prior to the related Record Date. Distributions to each holder of a Certificate of a Class shall be made to the extent described above, on each Distribution Date in an amount equal to each such Holder's Percentage Interest multiplied by the amount to be distributed in respect of such Class of Certificates.

     (e) The Certificate Administrator shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Non-U.S. Persons. Amounts withheld pursuant to this Section 3.02(e) shall be treated as having been distributed to the related Certificateholders for all purposes of this Agreement. For the purposes of this Section 3.02(e), a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     Section 3.03.  Determination  Of LIBOR.  (a) On each LIBOR Reset Date,  the
Certificate Administrator shall determine LIBOR for the succeeding Interest Accrual Period on the basis of the offered LIBOR quotations of the Reference Banks, as such quotations are provided to the Certificate Administrator as of 11:00 a.m. (London time) on such LIBOR Reset Date. The Certificate Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its LIBOR. If at least two such quotations are provided, LIBOR for the succeeding Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two such quotations are provided as requested, LIBOR for the succeeding Interest Accrual Period shall be the higher of (x) LIBOR as determined on the previous LIBOR Reset Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Certificate Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that New York City banks selected by the Certificate Administrator are quoting, on the relevant LIBOR Reset Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Certificate Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Certificate Administrator are quoting on such LIBOR Reset Date to leading European banks.

     As used in this section "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Reset Date in question and
(iii) which have been designated as such by the Certificate Administrator and are able and willing to provide such quotations to the Certificate Administrator on each LIBOR Reset Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rate quotations for major banks). If any Reference Bank should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, the Certificate Administrator may, in its sole discretion, designate an alternative Reference Bank.

     (b) If on any LIBOR Reset Date, the Certificate Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (a) above, LIBOR for the succeeding Interest Accrual Period shall be LIBOR as determined on the previous LIBOR Reset Date.

     (c) The determination of LIBOR by the Certificate Administrator for the relevant Interest Accrual Period (in the absence of manifest error) shall be final and binding.

     Section 3.04. Statements to Certificateholders.

     (a) On each Distribution Date (except as set forth in the proviso set forth below), the Certificate Administrator shall prepare, based on the Mortgage Certificate Distribution Date Statements, and forward or cause to be forwarded by mail a statement to each Certificateholder, the Trustee, the Certificate Insurer and each Rating Agency stating:

          (1) the amount of any Principal Distribution Amount distributed on such Distribution Date on a Class A-1 Certificate with a denomination of $1,000;

          (2) the Interest Accrual Amount (separately stating any reduction in the amount thereof in respect of any Mortgage Certificate
               Prepayment Interest Shortfall and any Deferred Interest) distributable on such Distribution Date on a Certificate with a denomination of $1,000 of the same Class as the Certificate held by the Certificateholder receiving such statement and the Interest Shortfall Amount, if any, allocated to such Class with respect to such Distribution Date, together with the unpaid Interest Shortfall Amount for such Class after making all distributions on such Distribution Date;

          (3) the Class A-1 Pass-Through Rate, the Class IO Pass-Through Rate and the Effective Quarterly Weighted Average Mortgage Certificate Pass-Through Rate applicable to such Distribution Date;

          (4) the amount of any Guaranty Payment (separately identifying the principal, interest and Preference Amount portions thereof) paid by the Certificate Insurer with respect to each Underlying Series Distribution Date occurring during the Collection Period related to such Distribution Date;

          (5) the amount of any Yield Support Payment paid by the Yield Support Counterparty with respect to such Distribution Date;

          (6)  the amount on deposit in the Reserve Fund as of such Distribution
               Date  after   giving   effect  to  any   distributions   on  such
               Distribution Date;

          (7) the outstanding Principal Balance of the Class A-1 Certificates after giving effect to the distributions of principal on such Class and Principal Balance reductions due to any allocation of losses to the Mortgage Certificates as of the immediately preceding Distribution Date and Principal Balance increases due to the allocation of Deferred Interest to such Class on such Distribution Date;

          (8)  the Class IO Notional Amount;

          (9) the Aggregate Mortgage Certificate Principal Balance as of such Distribution Date;

          (10) the amounts distributed in respect of interest and principal on each Mortgage Certificate on the related Underlying Series Distribution Date and the amount of losses, if any, allocable to such Mortgage Certificate on the related Underlying Series Distribution Date;

          (11) to the extent such information is included in the Mortgage Certificate Distribution Date Statement, the aggregate principal balance of the Mortgage Loans in the trust fund underlying each Mortgage Certificate, and in the specific mortgage pool within such trust fund which underlies each Mortgage Certificate, that are 30 days, 60 days or 90 days or more delinquent, the aggregate principal balance of such Mortgage Loans that are in foreclosure, the aggregate principal balance of such Mortgage Loans that as to which the related mortgaged properties have been acquired by the related trust fund, and by the specific mortgage pool within such trust fund which underlies each Mortgage Certificate, by foreclosure or deed-in-lieu of foreclosure and the aggregate realized losses incurred by Mortgage Loans in each related trust fund, and in the specific mortgage pool within such trust fund which underlies each Mortgage Certificate, since the Cut-off Date;

          (12) such other customary information as the Certificate Administrator deems necessary or desirable to enable Certificateholders to prepare their tax returns; and

          (13) describing any Credit Event that occurs with respect to a Fixed Rate Certificate;

provided, however, that with respect to the information required by subparagraph
(11) above, the Certificate Administrator shall report such information on each Distribution Date and, in the event that it is unable to do so, shall prepare and forward, or cause to be forwarded by mail, as soon as reasonably practicable thereafter, a separate statement to each Certificateholder, the Trustee, the Certificate Insurer and each Rating Agency containing such information.

     (b) Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing (i) the information set forth in clauses (1) and (2) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, (ii) information concerning interest, original issue discount, adjusted issue price, and information relating to the computation of market discount with respect to the Mortgage Certificates as and to the extent received from the trustee of each Underlying Series for such calendar year or portion thereof during which such Person was a Certificateholder and (iii) information as to the percentage of each Mortgage Certificate qualifying for the status under each of Code Sections 593(d), 856(c)(5)(A) and 7701(a)(19)(C) and of the income thereon qualifying for the status under Code Section 856(c)(3)(B). Such obligations of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code.

     Section 3.05. Notices to Trustee. (a) Upon receipt of any notice or statement with respect to the Mortgage Certificates, the Trustee shall promptly transmit such notice to the Certificate Administrator and the Certificate Administrator shall forward such notice or statement to the Certificate Insurer. Subject to the third paragraph of Section 9.02, if at any time the Trustee, as the Holder of the Mortgage Certificates, is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of the Pooling and Servicing
Agreement or if an event of default occurs under the Pooling and Servicing Agreement with respect to the servicer or the Mortgage Loan Trustee thereunder, the Trustee, in its capacity as Holder of the Mortgage Certificates, shall promptly notify or cause to be notified all of the Holders of the Certificates and the Certificate Insurer and shall take action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto only in accordance with the written directions of Holders of the Certificates representing an aggregate outstanding Principal Balance of not less than 51% of each Class of Certificates.

     (b) Upon receipt of notice of the final distribution on any Mortgage Certificate, the Trustee shall surrender such Mortgage Certificate to the Mortgage Loan Trustee for payment of the final distribution thereon.

     Section 3.06. Reserve Fund. (a) The Certificate Administrator shall establish and maintain with itself a segregated trust account (the "Reserve Fund") entitled "Adjustable Rate Certificates, Series 1996-1 Reserve Fund," which it shall hold for the benefit of the Trustee, on behalf of the Holders of the Certificates. On the Closing Date, the Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Certificate Administrator, on behalf of the Trustee for the benefit of the Holders of the Certificates, without recourse, all the right, title and interest of the Depositor in and to the Reserve Fund, to include the Class IO and Class R Certificates. All distributions on the Class IO and Class R Certificates and any Yield Support Payments shall be made to the Certificate Administrator for deposit into the Reserve Fund. Funds on deposit in the Reserve Fund shall be invested in Eligible Investments in the same manner and subject to the same requirements and limitations as the investment of funds in the Certificate Account pursuant to Section 3.01 of this Trust Agreement.

     The assignment of the Reserve Fund accomplished hereby is absolute and is intended as a sale. The Depositor hereby pledges and grants to the Certificate Administrator a security interest in the Depositor's interest in the Reserve Fund to secure payment (in the event of recharacterization notwithstanding the parties' intent) and performance by the Depositor of its obligations hereunder. The Depositor, the Certificate Administrator and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Reserve Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement.

     (b) The Reserve Fund shall be an asset of the Trust Fund, and it shall be an "outside reserve fund" as that term is used in Reg. section 1.860G-2(h) under the Code, but it shall not be an asset of the Trust REMIC. Norwest Corporation is hereby designated as the sole beneficial owner of the Reserve Fund (the "Tax Beneficial Holder"), and for federal tax purposes, all amounts transferred by the Trust REMIC to the Reserve Fund shall be deemed to be amounts distributed by the Trust REMIC to the Tax Beneficial Holder or its designated transferees. The Tax Beneficial Holder shall not transfer its interests under, and its right to receive amounts distributed to, the Reserve Fund, unless a prospective transferee has delivered (i) a certificate substantially in the form of Exhibit E or Exhibit F hereto and (ii) an affidavit substantially in the form of Exhibit G hereto in accordance with Section 4.02(d) to the Certificate Administrator. At any given time, there shall be only one Tax Beneficial Holder.

     (c) If on any Distribution Date, the excess of the amounts described in clauses (X)(a), (b) and (c) of the definition of Interest Available Funds over the amount described in clause (Y) of the definition thereof is insufficient to make the distributions required by Section 3.02(b)(i) first and second, the Certificate Administrator shall withdraw from the Reserve Fund and deposit in the Certificate Account the lesser of (i) the Available Reserve Fund Amount and
(ii) the amount necessary to make up such deficiency. On any Distribution Date following an Initial Auction Date or an Auction Date on which the Mortgage
Certificates have been sold pursuant to Section 3.07, the Certificate Administrator shall withdraw from the Reserve Fund an amount equal to the amount set forth in clause (iv) of the definition of Final Distribution Amount and deposit it in the Certificate Account.

     (d) On each Distribution Date, all distributions made pursuant to Section 3.02(b)(i) third, fourth and fifth and all distributions made in respect of the Class IO Certificate pursuant to Section 3.02(b)(ii) shall be deposited into the Reserve Fund in respect of the Class IO and Class R Certificates.

     (e) Upon the termination of this Trust Agreement, amounts remaining in the Reserve Fund shall be distributed to the Tax Beneficial Holder, and such amounts shall not be subject to any claims or rights of the Certificateholders.

     Section 3.07. Mandatory Auction. (a) If, following distributions on the Class A-1 Certificates on the Distribution Date preceding the Initial Auction Date or any Auction Date, the Interest Shortfall Amount of the Class A-1 Certificates is greater than zero, the Certificate Administrator shall solicit the vote of all holders of the Class A-1 Certificates (utilizing the procedures established by the Clearing Agency for any such solicitation) to determine whether the majority of such holders shall direct that the Class A-1 Retirement Amount shall be determined pursuant to the second sentence of the definition thereof. If holders representing 51% of the Voting Interests of all Class A-1 Certificates so direct, the Class A-1 Retirement Amount for the succeeding Auction Date shall be determined pursuant to the second sentence of the definition thereof.

     (b) On the Initial Auction Date and each subsequent Auction Date, if necessary, the Certificate Administrator shall, on behalf of the Trustee, solicit bids from at least three recognized broker/dealers that deal in securities similar to the Mortgage Certificates, and from such other parties as the Certificate Administrator deems appropriate, for the purchase of the Fixed Rate Certificates and for the purchase of the ARM Certificates. Bids shall be solicited for all the Fixed Rate Certificates and for all the ARM Certificates ("All or Nothing Bids") as well as for one or more of the Mortgage Certificates on an individual basis ("Line Item Bids"; together with the All or Nothing Bids, the "Bids"). In the event that (i) two or more identical All or Nothing Bids are received or (ii) two or more identical Line Item Bids are received for the same Mortgage Certificates within 15 days of the Initial Auction Date, or Auction Date, as applicable, the Certificate Administrator shall solicit new Bids from all participating bidders for an additional 10 days until only one All or Nothing Bid for each of the Fixed Rate and the ARM Certificates and/or only one Line Item Bid for each Mortgage Certificate in an aggregate amount at least equal to the Class A-1 Retirement Amount minus the Reserve Fund Available Amount, amounts on deposit in the Certificate Account and any amounts payable pursuant to the Price Maintenance Agreement is tendered or until the remaining bidders decline to submit any further Bids. The Certificate Administrator shall accept the highest Bids for each of the Fixed Rate and the ARM Certificates, provided the sum of such Bids is at least equal to the Class A-1 Retirement Amount minus the Reserve Fund Available Amount, amounts on deposit in the Certificate Account and any amounts payable pursuant to the Price Maintenance Agreement (and subject to the rights of the Price Maintenance Counterparty to purchase the Fixed Rate Certificates pursuant to the Price Maintenance Agreement). The highest Bid for the Fixed Rate Certificates and for the ARM Certificates shall be the greater of the highest Line Item Bid for each of the Fixed Rate or ARM Certificates, as applicable, (including a Bid of $0 for each such Mortgage Certificate as to which no Line Item Bid was received) and the highest All or Nothing Bid for the Fixed Rate Certificates and for the ARM Certificates. The Certificate Administrator shall choose between equivalent bids based on such methods as it deems appropriate.

     (c) In the event that as of Initial Auction Date or any Auction Date, a Credit Event has occurred with respect to any Fixed Rate Certificate, the Certificate Administrator shall determine the market value of a residential mortgage pass-through certificate (a "Comparable Certificate") comparable to each Fixed Rate Certificate as to which a Credit Event has occurred, but for the occurrence of the Credit Event. In the event that as of the Initial Auction Date or any Auction Date, a Credit Event has occurred with respect to any Fixed Rate Certificate, the Certificate Administrator shall solicit bids in accordance with
Section 3.07(a) separately for the Fixed Rate Certificates as to which there has and has not occurred a Credit Event. The Certificate Administrator shall accept the highest Bids for the Fixed Rate Certificates as to which there has and has not occurred a Credit Event and for the ARM Certificates, provided the sum of such Bids is at least equal to the Class A-1 Retirement Amount minus the Reserve Fund Available Amount, amounts on deposit in the Certificate Account and any amounts payable pursuant to the Price Maintenance Agreement (and subject to the rights of the Price Maintenance Counterparty to purchase the Fixed Rate Certificates pursuant to the Price Maintenance Agreement).

     (d) In the event that there exists an Unpaid Interest Shortfall or other form of overdue interest with respect to any Mortgage Certificate as to which the Certificate Insurer has made an unreimbursed Guaranty Payment, the purchaser of such Mortgage Certificate pursuant to the terms hereof shall be required to execute a due bill with respect to such Unpaid Interest Shortfall or other form of overdue interest in the form attached hereto as Exhibit M, in favor of the Certificate Insurer. The Certificate Administrator shall deliver such executed due bill to the Certificate Insurer.

     (e) If Bids are accepted, the Trustee shall enter into a forward purchase agreement, or other similar agreement, with each of the highest bidders for the sale of the applicable Mortgage Certificates, on behalf of the Trust, to the successful bidder on the Distribution Date in the month in which such sale occurs. The Trustee shall cooperate in any such sale by execution and delivery of such instruments, and documents as reasonably may be requested by the Certificate Administrator to effect the sale and transfer of the Mortgage Certificates. In the event that a payment is due under the Price Maintenance Agreement and the Price Maintenance Counterparty elects to exercise it option to purchase the Fixed Rate Certificates rather than make a required payment, the Trustee shall sell the Fixed Rate Certificates to the Price Maintenance Counterparty at the price specified in the Price Maintenance Agreement rather than to the highest bidder. In the event that, in connection with the Initial Auction or any Auction, a payment is due from the Price Maintenance Counterparty with respect to the Fixed Rate Certificates, and the Price Maintenance Counterparty exercises its option under the Price Maintenance Agreement to purchase the Fixed Rate Certificates rather than make a payment thereunder, the Trustee shall enter into a forward purchase agreement, or other similar agreement, with the Price Maintenance Counterparty, for the sale of the Fixed Rate Certificates, on behalf of the Trust, to the Price Maintenance Counterparty on the Distribution Date in the month in which such sale occurs.

     (f) If a Bid or Bids equal to or in excess of the Class A-1 Retirement Amount, minus the Reserve Fund Available Amount, amounts on deposit in the Certificate Account and any amounts payable pursuant to the Price Maintenance Agreement is or are not received by the Certificate Administrator, the Trustee shall continue to hold the Mortgage Certificates, and this Trust Agreement shall continue in full force and effect. On each subsequent Auction Date, the Certificate Administrator shall, on behalf of the Trustee, solicit Bids until the earlier of (i) the acceptance of a Bid at least equal to the Class A-1 Retirement Amount minus the Reserve Fund Available Amount, amounts on deposit in the Certificate Account and any amounts payable pursuant to the Price Maintenance Agreement or (ii) the payment in full of all amounts distributable to the Class A-1 Certificateholders pursuant to this Trust Agreement.

     (g) The Trustee shall deposit the proceeds of any sale of the Mortgage Certificates (the "Auction Proceeds") into the Certificate Account. Auction Proceeds shall be distributed on the next Distribution Date by the Certificate Administrator in accordance with Section 3.02(c) of this Trust Agreement.

     (h) Neither the Certificate Administrator nor any Affiliate thereof may purchase any Mortgage Certificates pursuant to this Section 3.07 (other than the Price Maintenance Counterparty).

     Section 3.08. Yield Support Agreement. (a) The Trustee, on behalf of the Certificateholders, is hereby directed to enter into the Yield Support Agreement on the Closing Date. The Trustee agrees to comply with all of its obligations, and to seek the enforcement of all of its rights, under the Yield Support Agreement, and further agrees to take and follow all instructions and directions as may be given by the Depositor and the Certificate Administrator with respect to the Yield Support Agreement. All payments under the Yield Support Agreement (the "Yield Support Payments") shall be made to the Certificate Administrator by the Yield Support Counterparty and shall be deposited by the Certificate Administrator into the Reserve Fund and distributed in accordance with Section
3.02 of this Trust Agreement. The Yield Support Agreement shall be an asset of the Trust Fund.

     (b) If a Yield Support Counterparty Default occurs under the Yield Support Agreement, or any substitute yield support agreement then in place, and as a result thereof the Yield Support Counterparty, or substitute yield support counterparty, as applicable, is obligated to pay any Settlement Amount to the Trustee thereunder, the Trustee, acting at the direction of the Depositor, shall enter into a substitute yield support agreement and shall apply an amount not to exceed the amount of the Settlement Amount as an up-front payment, as and if necessary, required to be made to the substitute yield support counterparty in connection with the execution of such agreement. If any Settlement Amount so paid by the Yield Support Counterparty, or substitute yield support counterparty, as applicable, exceeds the amount of up-front payment payable to the substitute yield support counterparty under the substitute yield support agreement, then the excess shall be deposited into the Reserve Fund.

     Section 3.09. Price Maintenance Agreement. (a) The Trustee, on behalf of the Certificateholders, is hereby directed to enter into the Price Maintenance Agreement on the Closing Date. The Trustee agrees to comply with all of its obligations, and to seek the enforcement of all of its rights, under the Price Maintenance Agreement, and further agrees to take and follow all instructions and directions as may be given by the Depositor and the Certificate
Administrator with respect to the Price Maintenance Agreement. The Price Maintenance Agreement shall be an asset of the Trust Fund.

     (b) If a Price Maintenance Counterparty Default occurs under the Price Maintenance Agreement, or any similar substitute price maintenance agreement then in place, and as a result thereof the Price Maintenance Counterparty, or substitute price maintenance counterparty, as applicable, is obligated to pay any Settlement Amount to the Trustee thereunder, the Trustee, acting at the direction of the Depositor, shall enter into a substitute price maintenance agreement and shall apply an amount not to exceed the amount of the Settlement Amount as an up-front payment, as and if necessary, required to be made to the substitute price maintenance counterparty in connection with the execution of such agreement. If any Settlement Amount so paid by the Price Maintenance Counterparty, or substitute price maintenance counterparty, as applicable, exceeds the amount of up-front payment payable to the substitute price maintenance counterparty under the substitute price maintenance agreement, then the excess shall be deposited into the Reserve Fund in respect of the Class R Certificate.

     Section 3.10. Notices Under Policy.

     On or before each Underlying Series Distribution Date, the Certificate Administrator shall (i) prepare, or cause to be prepared, on behalf of the Certificateholders, the Notice of Claim if the Certificate Administrator has determined, based on Mortgage Certificate Distribution Date Statements received by it, that, with respect to such Underlying Series Distribution Date, the Certificate Insurer will be required to make a Guaranty Payment pursuant to the terms of the Policy and (ii) deliver such Notice of Claim to the Certificate Insurer no later than 12:00 noon (New York City time) on such Underlying Series Distribution Date. Such Notice of Claim shall be prepared in accordance with the procedures prescribed in the Policy. The Certificate Administrator shall take such actions (including the negotiation, settlement, compromise or enforcement of the Notice of Claim) as shall be necessary to realize recovery under the Policy. Any failure by the Certificate Administrator to deliver the Notice of Claim timely in accordance with the terms of this Section 3.10 that results from the failure of the trustee for any Underlying Series to deliver the related Mortgage Certificate Distribution Date Statement timely will not be deemed a default by the Certificate Administrator under this Section 3.10. Notwithstanding the foregoing, the Certificate Administrator shall use its best efforts to cause the trustee for each Underlying Series to deliver the related Mortgage Certificate Distribution Date Statements to it timely.

                                   ARTICLE IV

                                The Certificates
                                ----------------

     Section 4.01. The Certificates.

     (a) The Certificates shall be issued as Class A-1, Class IO, and Class R Certificates substantially in the respective forms set forth in Exhibits A, B, C and D (reverse side of Certificates). The aggregate Principal Balance of all Certificates of each Class issued as of the Closing Date shall equal such Class's respective Original Principal Balance. The Certificates shall be issued in minimum denominations of a Single Certificate and, with respect to the Class A-1 Certificates, integral multiples of $1,000 initial Principal Balance in excess thereof, except for one Class A-1 Certificate which may be issued in any denomination in excess of a Single Certificate. There shall be only one Class IO Certificate and Class R Certificate. The Certificates shall, on original issue, be executed by the Certificate Administrator, not in its individual capacity but solely as Certificate Administrator, authenticated by the Registrar and delivered by the Certificate Administrator to or upon the order of the Depositor upon receipt by the Trustee of the Mortgage Certificates pursuant to Section
2.01 hereof. Each Certificate shall be in fully registered form and shall be numbered serially for identification. The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Certificate Administrator shall bind the Certificate Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates. No Certificate shall be entitled to any benefit under this Trust Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Registrar substantially in the form set forth in Exhibit A, B, C or D hereto, and such manual signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication and delivery.

     Until such time as Definitive Certificates are issued pursuant to Section 4.05, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Certificate Administrator or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency] or to such other entity as is requested by an authorized representative of the [Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner shall receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 4.05. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 4.05:

          (i) the provisions of this Section 4.01(b) shall be in full force and effect;

          (ii) the Depositor, the Certificate Administrator, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii)to the extent that the provisions of this Section 4.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 4.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all
               references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified voting interests, such direction or consent shall be given by Beneficial Owners having the requisite voting interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 4.05, copies of the reports or statements referred to in Section 3.04 shall be available to Beneficial Owners upon written request to the Certificate Administrator at the Corporate Trust Office.

     Section 4.02. Registration of and Limitations on Transfer and Exchange of Certificates.

     (a) The Registrar shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Certificate Administrator shall execute and the Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interests.

     (b) No transfer of a Class IO or Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state or foreign securities laws. In the event that any transfer is to be made, (i) unless such transfer is made in reliance on Rule 144A of the Securities Act by a Person not an affiliate of the Depositor, the Certificate Administrator or the Depositor may, if the transfer is to be made within three years from the date of the later of (A) the Closing Date and (B) the last date on which the Depositor or any affiliate of the Depositor was the beneficial owner of the Class IO or Class R Certificate which is proposed to be transferred, require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Administrator and the Depositor, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and any applicable state or foreign securities laws, which Opinion of Counsel shall not be an expense of the Certificate Administrator, the Trustee or the Depositor and
(ii) the Depositor and the Certificate Administrator shall require an investment representation letter in the form of Exhibit E or Exhibit F hereto (an "Investment Representation Letter") from the proposed transferee addressed to the Depositor and the Certificate Administrator. The Investment Representation Letter shall not be an expense of the Certificate Administrator, the Trustee or the Depositor. The Holder of a transferred Class IO or Class R Certificate shall, and does hereby agree to, indemnify the Trustee, the Certificate Administrator and the Depositor against any liability that may result if the transfer is not so exempt from such federal, state and foreign laws.

     (c) No transfer of a Class IO or Class R Certificate shall be made unless the Certificate Administrator shall have received either (i) a representation letter from the transferee of such Class IO or Class R Certificate in the form of Exhibit E or F hereto, to the effect that (a) such transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, a plan subject to Section 4975 of the Code or a governmental plan as defined in Section 3(32) of ERISA or Code Section 4975 or subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), and is not a person acting on behalf of any such Plan or using the "plan assets" of a Plan, which representation letter shall not be an expense of the Depositor, the Certificate Administrator or the Trustee, or (b) if such transferee is an insurance company, the source of funds used to purchase the Class IO or Class R Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition, or (ii) in the case of any such Class IO or Class R Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, an Opinion of Counsel, satisfactory to the Certificate Administrator and the Depositor, to the effect that the purchase or holding of such Class IO or Class R Certificate will not (a) result in the assets of the Trust Fund being deemed "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law or (b) subject the Certificate Administrator, the Trustee or the Depositor to any obligation in addition to those undertaken in this agreement, which Opinion of Counsel shall not be an expense of the Certificate Administrator, the Trustee or the Depositor. The Class IO and Class R Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee or middleman), to a Plan or a Person investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Certificate Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate shall not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted

Foreign  Holder"),  and any such  purported  transfer  shall be void and have no effect. The Certificate Administrator shall not execute, and shall not authenticate (or cause to authenticate) and deliver, a new Class R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Registrar nor the Certificate Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class R Certificate (other than with respect to the transfer of the Class R Certificate to the Underwriter), unless the proposed transferee shall have provided to the Certificate Administrator and transferor an affidavit, substantially in the form attached as Exhibit G hereto, signed by such proposed transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee shall not transfer the Class R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit G hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class R Certificate, shall be accompanied by a written statement in the form attached as Exhibit H hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to a Responsible Officer of the Certificate Administrator that any legal or beneficial interest in any portion of the Class R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class R Certificate as completely as if such transfer had never occurred, provided that the Certificate Administrator may, but is not required to, receive any distributions made to such transferee with respect to the Class R Certificate, and (ii) the Certificate Administrator agrees to furnish the Internal Revenue Service and to any transferor of the Class R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code
Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class R Certificate (or portion thereof) for periods after such transfer. At the election of the Certificate Administrator, the cost of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Certificate Administrator shall in no event be excused from furnishing such information.

     (e) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interests upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Registrar. Whenever any Certificates are so surrendered for exchange, the Certificate Administrator shall execute and the Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Each Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Certificates delivered upon any such transfer or exchange shall evidence the same obligations, and shall be entitled to the same rights and privileges, as the Certificates surrendered.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be canceled by the Registrar and delivered to the Certificate Administrator for subsequent destruction without liability on the part of either.

     Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Registrar or the Certificate Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to the Certificate Administrator such security or indemnity as may be required by it to save it and the Registrar harmless, then the Certificate Administrator shall execute and the Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Administrator or the Registrar) connected therewith. Any duplicate
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of a like Percentage Interest as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Registrar under the terms of this Section 4.03 shall be canceled by the Registrar and delivered to the Certificate Administrator for subsequent destruction without liability on the part of either.

     Section 4.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Administrator, the Certificate Insurer, the Registrar and any agent of the Trustee, the Certificate Administrator, the Certificate Insurer or the Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
3.02 and at any other time for all other purposes whatsoever, and none of the Trustee, the Certificate Administrator, the Certificate Insurer or the Registrar nor any agent of the Trustee, the Certificate Administrator, the Certificate Insurer or the Registrar shall be affected by notice to the contrary.

     Section 4.05. Definitive Certificates. (a) If (i)(A) the Depositor advises the Certificate Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Certificate Administrator is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Certificate Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) Beneficial Owners representing Percentage Interests aggregating not less than 51% of the
Book-Entry Certificates advise the Certificate Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Certificate Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Certificate Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by re-registration instructions and directions to execute and authenticate new Certificates from the Depositor, the Certificate Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Certificate Administrator shall arrange for the printing and issuance of such Definitive Certificates, the cost of which printing and issuance shall be an expense of: (X) the Trust Fund in the case of the issuance of Definitive Certificates under the circumstances described in clause (i) of this paragraph (a); and (Y) the Depositor or the Beneficial Owners so advising the Certificate Administrator in the case of the issuance of Definitive Certificates under the circumstances described in clauses (ii) and
(iii), respectively, of this paragraph (a). Neither the Depositor, the Certificate Administrator nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

     Section 4.06. Notices to Clearing Agency. Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 4.05, the Certificate Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                    ARTICLE V

                          The Certificate Administrator
                          -----------------------------

     Section 5.01. Representations and Warranties of the Certificate Administrator. The Certificate Administrator represents and warrants to the Depositor, the Trustee and the Certificate Insurer, for the benefit of the Certificateholders, that this Trust Agreement has been executed and delivered by an authorized officer of the Certificate Administrator who is duly authorized to execute and deliver such document in such capacity on its behalf.

     Section 5.02. Directions to the Certificate Administrator. The Certificate Administrator is hereby directed:

     (a)  to  issue,   execute,   authenticate   and  deliver  the  Certificates
substantially in the forms attached hereto as Exhibits A, B, C and D in accordance with the terms of this Trust Agreement; and

     (b) to take all other actions as shall be required to be taken by the terms of this Trust Agreement.

     Section 5.03. Returns. The Certificate Administrator, on behalf of the Trust, shall prepare, and the Trustee shall execute, income tax and information returns for each taxable year (the "REMIC Returns") for the Trust REMIC as may be required under the REMIC Provisions and any other applicable federal, state or local laws. The Certificate Administrator shall maintain such information and records, including but not limited to the income, expenses, Mortgage Certificates, other assets and liabilities of the Trust Fund, including the Trust REMIC, and the adjusted basis of the Trust REMIC property determined at such intervals as may be required by the Code, as may be necessary and appropriate to enable the preparation of any such returns, and shall take any and all actions necessary to ensure that any such returns are prepared and filed as required by this Section 5.03 and applicable law. The fiscal year of the Trust and the Trust REMIC shall be the calendar year and the books of the Trust REMIC shall be maintained on the accrual method of accounting. The Certificate Administrator shall also prepare and forward to the Certificateholders and the Trustee all information reports or tax returns required with respect to the Trust REMIC (including information relating to interest, original issue discount and market discount) as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and other governmental authorities in accordance with the REMIC Provisions and any other applicable federal, state or local laws.

     Section 5.04. Election of REMIC Status. The parties intend that the Trust REMIC shall constitute, and that the affairs of the Trust REMIC shall be conducted so as to qualify it as, a REMIC. In such manner as may be required by the Code, the Certificate Administrator, on behalf of the Trust, shall elect to treat the Trust REMIC as a REMIC and make the appropriate designations in accordance with Section 2.04 hereof on the federal income tax return of the Trust REMIC for its first taxable year, in accordance with the REMIC Provisions. The Certificate Administrator, on behalf of the Trust REMIC, shall make all other tax elections that may be required for the qualification of the Trust REMIC as a REMIC under federal or state law.

     Section  5.05.   Compliance   with  REMIC   Provisions.   The   Certificate
Administrator shall (a) pay on behalf of the Trust REMIC the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to the Trust REMIC after the Closing Date, imposed on the Trust REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Certificate Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Certificate Administrator from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (b) within 30 days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as may otherwise be required by the Code, the name, title and address of the person that Certificateholders may contact for tax information relating to their Certificates (and the Certificate Administrator shall act as the representative of the Trust REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time and in the manner required by the Code. The Certificate Administrator shall be entitled to be reimbursed pursuant to Section 3.01 for any taxes paid by it pursuant to clause (a) of the preceding sentence, except to the extent that such taxes are imposed as the result of the bad faith, willful misfeasance or negligence of the Certificate Administrator in the performance of its obligations hereunder. The Certificate Administrator (x) shall not take any action, or omit to take any action, if such action or omission may cause the Trust REMIC to fail to qualify as a REMIC during any taxable year, (y) shall exercise reasonable care not to allow the occurrence of any Prohibited Transaction, unless the Certificate Administrator shall have provided an Opinion of Counsel (which opinion shall be at the expense of the Person proposing such transaction) to the Trustee that such occurrence would not (i) result in a gain, (ii) otherwise subject the Trust REMIC to tax, or (iii) cause the Trust REMIC to fail to qualify as a REMIC and (z) shall exercise reasonable care not to allow the Trust REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC.

     Section 5.06. Terms of REMIC Interests and Tax Reporting. Notwithstanding any other provision of this Agreement to the contrary, the Certificate Administrator agrees to treat the REMIC regular and residual interests as having the terms described in this Section 5.06 for federal income tax reporting and all other federal income tax purposes. This Agreement is intended to be construed consistently with the characterization contained in this Section 5.06.

     For federal income tax purposes, the Class A-1 Certificates represent ownership of both a REMIC regular interest and a contractual right to receive amounts from the Reserve Fund. The regular interest corresponding to the Class A-1 Certificates has a principal amount which at all times equals the Principal Balance of the Class A-1 Certificates and bears interest at the Class A-1 Pass-Through Rate, subject to a maximum rate equal to the rate specified in clause (X) of the definition of Class IO Pass-Through Rate.

     The Class IO Certificate is also a REMIC regular interest. The Class IO Certificate is not entitled to principal payments and has a notional principal balance which at all times equals the Class IO Notional Amount. The Class IO Certificate bears interest at a rate equal to the Class IO Pass-Through Rate.

     The Class R Certificate is the residual interest in the Trust REMIC. The Class R Certificate is entitled to interest earned on amounts invested in the Certificate Account and any other amounts with respect to the Mortgage Certificates which are not paid to the regular interest relating to the Class A-1 Certificates or to the Class IO Certificate.

     Distributions on the Class IO Certificate and the Class R Certificate will be deposited in the Reserve Fund. In the event that the distributions on the Class IO Certificate and the Class R Certificate in any Interest Accrual Period constitute Interest Accrual Amounts paid with respect to the Class A-1 Certificates for such period, such amounts will first be deemed to be deposited in the Reserve Fund and then will be deemed paid with respect to the Class A-1 Certificates from the Reserve Fund. Similarly, in connection with a "qualified liquidation" of the Trust REMIC meeting the requirements of Section 7.03, amounts distributed with respect to the Class A-1 Certificates in excess of the outstanding principal amount and current interest amount on the regular interest corresponding to the Class A-1 Certificates will first be deemed paid to the Reserve Fund and then will be deemed paid with respect to the Class A-1 Certificates from the Reserve Fund.

     Section 5.07. Limitation on Liability of the Certificate Administrator and Others. Neither the Certificate Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Trust or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Certificate Administrator or any other such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Certificate Administrator and its directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and/or submitted by any Person respecting any matter arising hereunder.

     Section 5.08. Merger or Consolidation of the Certificate Administrator; Transfer of Duties. Any Person into which the Certificate Administrator may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Certificate Administrator shall be a party, or any Person succeeding to the business of the Certificate Administrator, shall be the successor of the Certificate Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any such successor or resulting Person shall have a net worth of not less than $50,000,000.

     Notwithstanding anything to the contrary contained in this Section 5.08, the Certificate Administrator may assign its rights and delegate its duties and obligations under this Agreement to an affiliate of the Certificate Administrator, provided that the Certificate Administrator shall remain liable for all such duties and obligations under this Trust Agreement. In addition, the Certificate Administrator may assign or delegate its duties and obligations hereunder to any unaffiliated Person; provided that (i) the purchaser or transferee accepting such assignment or delegation shall be a Person which shall be satisfactory to the Trustee and the Certificate Insurer, in the reasonable exercise of its judgment, and shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee and the Certificate Insurer, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Certificate Administrator under this Trust Agreement from and after the date of such agreement and (ii) none of the Rating Agency's ratings of the Certificates in effect immediately prior to such assignment, sale or transfer would be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (other than for possible upgrading) as a result of such assignment, sale or transfer.

     In the case of any assignment and delegation of rights, duties and obligations under this Trust Agreement to a Person other than an affiliate of the Certificate Administrator pursuant to this Section 5.08, the Certificate Administrator shall be released from its duties and obligations under this Trust Agreement, except that the Certificate Administrator shall remain liable for all liabilities and obligations incurred by it as Certificate Administrator hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in clauses (i) and (ii) of the preceding paragraph.

     Section 5.09. Reports by Certificate Administrator. (a) The Certificate Administrator shall deliver to the Trustee and the Certificate Insurer, on or before April 30 of each year beginning in 1996, an Officer's Certificate stating as to each signer thereof, that (i) a review of the activities of the Certificate Administrator during the preceding calendar year and of its performance under this Trust Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under this Trust Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall, upon request, be provided to any Certificateholder by the Certificate Administrator, or by the Trustee at the Certificate Administrator's expense if the Certificate Administrator shall fail to provide such copies.

     (b) Not later than 15 days after each Distribution Date, the Certificate Administrator shall provide to the Trustee and the Certificate Insurer a statement setting forth the status of the Certificate Account as of the close of business on the related Distribution Date, stating that all distributions required by this Agreement to be made by the Certificate Administrator have been made (or if any required distribution has not been made by the Certificate Administrator, specifying the nature and status thereof) for the period covered by such statement in Section 3.01. Copies of such statement shall be provided by the Certificate Administrator to any Certificateholder upon request (or by the Trustee at the Certificate Administrator's expense if the Certificate Administrator shall fail to provide such copies).

     (c) The Certificate Administrator shall file with the Trustee and the Commission (with a copy to the Certificate Insurer), within 15 days after the Depositor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Depositor may be required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act; or, if the Depositor is not required to file information, documents or reports pursuant to either of said sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

     (d) The Certificate Administrator shall file with the Trustee and the Commission (with a copy to the Certificate Insurer) in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Trust Agreement as may be required from time to time by such rules and regulations

     Section 5.10. Certificate Administrator's Fees. (a) The Tax Beneficial Holder covenants and agrees to pay to the Certificate Administrator all fees and expenses for all services to be rendered by the Certificate Administrator in the execution of the trust created by this Trust Agreement and in the exercise and performance of any of the powers and duties under this Trust Agreement of the Certificate Administrator. The Certificate Administrator shall pay, at its own cost, any recurring and reasonably anticipated expenses incurred in connection with the performance of its obligations and duties under this Trust Agreement, and shall not be otherwise entitled to reimbursement for any expenses except as specifically provided for in this Trust Agreement. Upon the termination of the Certificate Administrator pursuant to Section 5.11, the Trustee shall assume the duties of the Certificate Administrator. The Trustee may appoint a successor Certificate Administrator pursuant to the provisions of Section 5.11 and shall pay, at its own cost, all expenses and fees incurred in connection with the appointment of a successor Certificate Administrator.

     Section 5.11. Termination of Certificate Administrator.

     (a) The Certificate Administrator may be removed upon written notice from the Trustee or the Certificate Insurer to the Certificate Administrator if any of the following events shall occur:

          (i) the Certificate Administrator shall default in any material respect in the performance of its duties under this Trust Agreement and, after notice of such default, shall not cure such default within 30 days (or four Business Days, in the case of its obligations under Sections 3.02, 3.07 and 3.10);

          (ii) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Certificate Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Certificate Administrator or for any substantial part of its property, or order the winding-up or liquidation of its affairs and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (iii) the Certificate Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Certificate Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

     The Certificate Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 5.11 shall occur, it shall give written notice thereof to the Trustee (with a copy to the Certificate Insurer) within five Business Days after the Certificate Administrator's actual notice of the happening of such event.

     (b) The Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates may at any time remove the Certificate Administrator and appoint a successor certificate administrator acceptable to the Certificate Insurer by written instrument or instruments, in five copies, each signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Trustee and the Certificate Insurer, one complete set to the Certificate Administrator so removed and one complete set to the successor so appointed.

     (c) No removal or resignation of the Certificate Administrator pursuant to this Section 5.11 shall be effective until (1) a successor Certificate
Administrator having a combined capital and surplus of at least $50,000,000 shall have been appointed by the Trustee, and (2) such successor Certificate Administrator shall have agreed in writing to be bound by the terms of this Trust Agreement in the same manner as the Certificate Administrator is bound hereunder.

     (d) The Certificate Administrator shall forthwith upon such termination deliver to the successor Certificate Administrator, or if no such successor Certificate Administrator shall have been appointed, to the Trustee, all property and documents of the Trust then in the custody of the Certificate Administrator. In the event of the removal of the Certificate Administrator pursuant to this Section 5.11 (other than pursuant to Section 5.11(c)), the Certificate Administrator shall cooperate with the Trustee and take all reasonable steps requested to assist the Trustee in making an orderly transfer of the duties of the Certificate Administrator hereunder.

                                   ARTICLE VI

                                   The Trustee
                                   -----------

     Section 6.01. Representation and Warranties. The Trustee represents and warrants to the Depositor, the Certificate Insurer and the Certificate Administrator that this Trust Agreement has been duly executed and delivered by its Responsible Officer who is duly authorized to execute and deliver such document in such capacity on its behalf.

     Section 6.02. Directions to the Trustee. The Trustee is hereby directed:

     (a) to accept assignment of the Mortgage Certificates and hold the Trust Fund in trust for the Certificateholders; and

     (b) to take all other actions as shall be required to be taken by the terms of this Trust Agreement.

     Section 6.03. Liability of the Trustee. The Trustee shall be liable in accordance herewith only to the extent provided in Section 6.05 and only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

     The Trustee, upon receipt of all certificates, opinions, documents or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Trust Agreement, shall determine whether they are in the form required by this Trust Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such certificate, opinion, document or other instrument furnished to it pursuant to this Trust Agreement.

     Section 6.04. Merger or Consolidation of the Trustee. Any Person into which the Trustee may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that (i) such Person shall satisfy the requirements for a successor trustee specified in the first sentence of Section 6.09, and (ii) the Trustee shall deliver an Opinion of Counsel to the Depositor and the Certificate Administrator to the effect that such merger, consolidation, sale or transfer shall not subject the Trust REMIC to federal, state or local tax or cause the Trust REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee; provided however that no such opinion shall be required upon the consummation of the anticipated merger of the Trustee with Chemical Bank.

     Section 6.05. Limitation on Liability of the Trustee and Others. In entering into this Trust Agreement, the Trustee acts solely as trustee hereunder and not in its individual capacity; and all persons having any claim under this Trust Agreement or under the Certificates by reason of the transactions contemplated hereby shall look only to the Trust Fund for payment or satisfaction thereof, subject to this Section 6.05. The Trustee shall not be responsible for the validity or sufficiency of the Mortgage Certificates, the Trust Fund, any assignment or registration, or for any depreciation in the value of the Trust Fund, subject to this Section 6.05. The recitals and statements contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Registrar on the Certificates and the representation and warranty of the Trustee in Section 6.01) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of such recitals and statements.

     Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such person against liability for any breach of the warranty or representation made in Section 6.01 hereof or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Trustee and any of its directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and/or submitted by any Person respecting any matter arising hereunder. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, damage, tax, claim, action, suit or expense incurred by, imposed on or asserted against the Trustee in any way relating to or arising out of this Trust Agreement, the administration of the Trust Fund, the action or inaction of the Trustee hereunder, or in connection with investigating, preparing or defending any legal action, commenced or threatened, relating to this Trust Agreement or the Mortgage Certificates, other than any loss, liability, damage, tax, claim, action, suit or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action except in connection with the Mortgage Certificates under the circumstances described in Section 3.01; provided, however, that the Trustee shall at the request of Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates or at the request of the Certificate Insurer undertake any such legal action which the Certificateholders making such request shall specify with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event the legal fees and expenses of such action and any liability therefrom shall be borne by Certificateholders or the Certificate Insurer, as applicable, pursuant to the indemnity furnished by them or it as a precondition to the Trustee's obligation to take any such action pursuant to any such request.

     Section 6.06. Delegation of Duty by the Trustee. In carrying out its obligations under this Trust Agreement, the Trustee may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them and shall not be liable for the default or misconduct of any such agents, attorneys, accountants, independent contractors or auditors if such agents, attorneys, accountants, independent contractors or auditors shall have been selected with reasonable care.

     The Trustee shall have no duty to oversee, investigate or make any determination with respect to the administration of the trust funds related to any of the Underlying Series.

     Furthermore, the Trustee shall not, except as to any fact or matter as to which notice has been given generally to the holders of other securities issued by an issuer of one of the Underlying Series ("Other Securities"), be under any obligation to disclose to the Certificateholders any fact or matter with respect to such issuer or Other Securities that the Trustee acquires as trustee for such Other Securities. At the same time that it acts as Trustee hereunder, the Trustee may, provided that it maintains customary separation between the department administering the trusts established and those in its employ which may make, or give advice with respect to, investment decisions, invest for its own account, or advise others with respect to their investments, in the Certificates and in Underlying Series.

     Section 6.07. Trustee's Fees. (a) The Certificate Administrator covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services to be rendered by it in the execution of the trust created by this Trust Agreement and in the exercise and performance of any of the powers and duties under this Trust Agreement of the Trustee. The Trustee shall pay, at its own cost, any recurring and reasonably anticipated expenses incurred in connection with the performance of its obligations and duties under this Trust Agreement, and shall not be otherwise entitled to reimbursement for any expenses except as specifically provided for in this Trust Agreement. Upon the termination of the Trustee pursuant to Section 6.08, the Certificate Administrator shall appoint a successor Trustee pursuant to Section 6.09 and shall pay, at its own cost, all expenses and fees, incurred in connection with the appointment of a successor Trustee. The Certificate Administrator shall have a claim against the predecessor Trustee for all costs, expenses and fees incurred by the Certificate Administrator pursuant to the appointment of a Successor Trustee.

     (b) Except as provided above, no provision of this Trust Agreement or of the Certificates shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 6.08. Resignation and Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Certificate Insurer and the Certificate Administrator. Upon receiving such notice of resignation, the Certificate Administrator shall promptly appoint a successor trustee by written instrument, in quadruplicate, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee, one copy to the Certificate Insurer and one copy to the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall become incapable of acting, or shall file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, or a receiver or conservator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Certificate Insurer, the Trustee so removed and the successor trustee.

     (c) The Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument or instruments, in five copies, each signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Depositor, the Certificate Insurer, and the Certificate Administrator, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.09 hereof.

     Section 6.09. Successor Trustee. Any successor trustee appointed as provided in Section 6.08 hereof shall be a bank, trust company or other fiduciary authorized to administer trusts, subject to regulation or supervision by federal or state authority and having a combined capital and surplus of at least $50,000,000 and be acceptable to the Certificate Administrator. Any such successor trustee shall execute, acknowledge and deliver to the Depositor, the Certificate Administrator, the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall transfer to the successor trustee the Mortgage Certificates and shall turn over all related documents and statements held hereunder. In addition, the predecessor Trustee and, upon request of the successor trustee, the Depositor, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Certificate Administrator shall mail notice of the succession of such Trustee hereunder to each Rating Agency and to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     No Trustee hereunder shall be personally liable hereunder by reason of any act or failure to act of any predecessor or successor trustee hereunder.

     Section 6.10. Compliance with REMIC Provisions. The Trustee shall at all times (a) use its best efforts to conduct the affairs of the Trust at all times that any Class of Certificates is outstanding so as to maintain the status of the Trust REMIC as a REMIC under the REMIC Provisions; (b) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust REMIC or that would subject the Trust REMIC to tax; (c) exercise reasonable care not to allow the creation of any "interests" in the Trust REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Certificates; (d) exercise reasonable care not to allow the occurrence of any Prohibited Transaction, unless the Certificate Administrator shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (i) result in a gain, (ii) otherwise subject the Trust REMIC to tax, or (iii) cause the Trust REMIC to fail to qualify as a REMIC; (e) exercise reasonable care not to accept the transfer of any assets to the Trust after the Startup Day that would subject the Trust REMIC to the 100% tax on certain contributions after the Startup Day of the Trust REMIC pursuant to Code Section 860G(d); and (f) exercise reasonable care not to allow the Trust REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC. The Trustee agrees to sign the federal and, if applicable, state and local, income tax or information returns or reports of the Trust REMIC prepared by the Certificate Administrator pursuant to Section 5.03.

     Section 6.11. Opposition of Recharacterization. In the event that the Federal Deposit Insurance Corporation or another similar government entity is appointed as receiver or conservator for Norwest Bank Minnesota, National Association, and in connection therewith an attempt is made to treat the Mortgage Certificates as property of the receivership or conservatorship estate of Norwest Bank Minnesota, National Association, the Trustee shall actively oppose any such attempt. The Trustee shall be entitled to reimbursement from the assets of the Trust Fund for any expenses incurred in complying with this
Section 6.11.

                                   ARTICLE VII

                                   Termination
                                   -----------

     Section 7.01. Termination Upon Distribution to Certificateholders. This Trust Agreement and the respective obligations and responsibilities of the Depositor, the Certificate Administrator and the Trustee created hereby shall terminate upon the earlier of (i) the Distribution Date following the purchase by the Tax Beneficial Holder of all Mortgage Certificates remaining in the Trust Fund at a price equal to 100% of the Mortgage Certificate Principal Balance of each Mortgage Certificate, plus any accrued and unpaid interest on the Mortgage Certificates through the Underlying Series Distribution Date preceding such Distribution Date at the applicable Weighted Average Mortgage Certificate Pass-Through Rate (such payment by the Tax Beneficial Holder, the "Clean-Up Payment"), (ii) the final distribution to Certificateholders, the Certificate Administrator, the Certificate Insurer and the Trustee of all amounts required to be distributed pursuant to Article III and (iii) following the distribution of all amounts pursuant to clauses (i) and (ii) above, the distribution of all the remaining amounts and property of the Trust Fund to the Tax Beneficial Holder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

     The right of the Tax Beneficial Holder to purchase the Mortgage Certificates pursuant to clause (i) of the preceding paragraph is conditioned upon the Aggregate Mortgage Certificate Principal Balance being equal to or less than 5% of the aggregate of the Original Mortgage Certificate Principal Balances.

     Notice of any termination specifying the Final Distribution Date upon which the Certificateholders may surrender their Certificates to the Certificate Administrator for payment of the final distribution and cancellation shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed not earlier than the first day and not later than the 18th day of the month of such final distribution specifying (A) the Distribution Date upon which the final distribution on the Certificates shall be made upon presentation and surrender of Certificates at the office of the Certificate Administrator therein designated, (B) the amount of any such final distribution and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Certificate Administrator therein specified; provided, however, that the failure to give such notice shall not entitle any Certificateholder to receive any interest in excess of such Certificateholder's Percentage Interest of the allocation of such Class's Interest Accrual Amount for such Final Distribution Date. Upon presentation and surrender of a Certificate, the Certificate Administrator shall cause to be distributed to the Holder thereof such Holder's final distribution.

     Section 7.02. Failure of Certificateholders to Surrender Certificates. In the event that any of the Certificateholders shall not surrender their Certificates for cancellation within six months after the Final Distribution Date, the Certificate Administrator shall give a written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such notice all the Certificates shall not have been surrendered for cancellation, the Certificate Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund. Any funds which are payable to Certificateholders remaining in the Trust after exhaustion of such remedies shall be distributed by the Certificate Administrator to National Diabetes Foundation (but only upon termination of this Agreement) and the Certificateholders, by acceptance of their Certificates, hereby waive any rights with respect to such funds.

     Section 7.03. Additional Termination Requirements. In the event of a mandatory auction as provided in Section 3.07 or in the event that the Tax Beneficial Holder purchases the Mortgage Certificates pursuant to Section 7.01, the Trust REMIC shall be terminated in accordance with the following additional requirements, provided that the termination of the Trust REMIC will constitute a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4)(A) and will not subject the REMIC to tax or cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) the Trustee shall adopt a plan of complete liquidation of the REMIC. The Trustee shall also specify the date of the adoption of the plan in a statement attached to the final tax return of the REMIC; and

          (ii) within 90 days of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust REMIC for cash at the purchase price specified in Section 3.07 or 7.01 and shall distribute such cash in the manner specified in Section 3.07 or 7.01.

                                  ARTICLE VIII

                     The Policy and the Certificate Insurer
                     --------------------------------------

     Section 8.01. Maintenance of the Policy; Collections Thereunder. The Certificate Administrator shall exercise its best efforts to maintain and keep the Policy in full force and effect until the payment in full of the Class A-1 Certificates.

     The Certificate Administrator shall present claim(s) to the Certificate Insurer in accordance with Section 3.10 hereof and this Article VIII and the terms of the Policy, and, in this regard, shall take all such reasonable action as shall be necessary to permit recovery under the Policy. Any amounts collected pursuant thereto shall be deposited in the Guaranty Payment Account.

     Section 8.02. Certificate Insurer's Direction of Insolvency Proceedings. The Trustee, immediately upon receipt of written notice of a Responsible Officer thereof, shall notify the Certificate Insurer of (i) the commencement of any voluntary or involuntary bankruptcy or insolvency proceedings (individually, an "Insolvency Proceeding") involving the issuer of the Mortgage Certificates or any related mortgagor and (ii) the presentment of any claim in connection with any insolvency proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of, or interest on, a Mortgage Certificate. Each Holder, by its purchase of any of the Certificates, and the Trustee hereby agree that, so long as neither a Certificate Insurer Default under the Policy nor a Certificate Insurer Insolvency has occurred and is continuing, the Certificate Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including, without limitation, (i) all matters relating to any Preference Claims, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety, supersedeas or performance bond pending any such appeal. To the extent of such Preference Claims, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Holder in the conduct of any such Insolvency Proceeding, including, without limitation, all rights of any party to an adversarial proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding. In connection with any Preference Claim made upon the Trustee, the Trustee shall, as and when it deems necessary and appropriate to protect the interests of the Holders and in accordance with the Policy, make a claim under the Policy for the amount of such Preference Claim in accordance with all terms and conditions of the Policy.

     Section 8.03. Certificate Insurer Deemed Holder. For all purposes of this Agreement (excluding Section 3.07(a), Section 5.11(b), and Section 6.08(c)), so long as no Certificate Insurer Default or Certificate Insurer Insolvency has occurred and is continuing, the Certificate Insurer shall be deemed the Holder of the Class A-1 Certificates for purposes of directing the taking of actions and the enforcement of remedies permitted by this Agreement. As such and for such purposes, the Certificate Insurer may take all actions permitted to be taken by the Holders of the Class A-1 Certificates (excluding any vote pursuant to Section 3.07(a) and any actions pursuant to Sections 5.11(b) and 6.08(c)), to the exclusion of the actual Holders of the Class A-1 Certificates, as if the Certificate Insurer were in fact the actual Holder of all Class A-1 Certificates. Any successor Certificate Administrator or Trustee appointed by the Holders pursuant to Section 5.11 or Section 6.09 hereof, respectively, must have been previously approved by the Certificate Insurer in writing, which approval shall not be unreasonably withheld.

     The Certificate Insurer shall also be deemed a Holder (but not to the exclusion of the actual Holders) for the purposes of Section 3.04(a) and (b) and shall be entitled to receive the notices described therein.

     Section 8.04. Termination of Certificate Insurer's Rights. All rights of the Certificate Insurer under this Agreement shall exist only so long as the Policy remains in effect and the Certificate Insurer shall have no further rights hereunder upon (i) the termination of the Policy or (ii) a default by the Certificate Insurer on its obligations under the Policy which remains uncured for a period of at least 45 days (such rights to be restored upon the cure of such default).

                                   ARTICLE IX

                            Miscellaneous Provisions
                            ------------------------

     Section 9.01. Amendment. This Trust Agreement may be amended from time to time by the Trustee, the Certificate Administrator, the Depositor and, only to the extent that any such amendment affects the Tax Beneficial Holder or the Certificate Insurer, the Tax Beneficial Holder or the Certificate Insurer, as the case may be, but without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to maintain the qualification of the Trust REMIC as a REMIC or prevent the Trust REMIC from entering into any Prohibited Transaction, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates, as evidenced by a letter from each Rating Agency to such effect, or (v) to add such other provisions with respect to matters or questions arising under this Trust Agreement that shall not be materially inconsistent with other provisions of this Trust Agreement; provided, with respect to clauses (iv) and (v) above, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. This Trust Agreement may also be amended from time to time, subject to the following sentence, by the Trustee, the Certificate Administrator, the Depositor and, only to the extent that any such amendment affects the Tax Beneficial Holder or the Certificate Insurer, the Tax Beneficial Holder or the Certificate Insurer, as the case may be, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of the Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates then-outstanding or (iii) permit the removal of the Trustee or the Certificate Administrator without cause. The Certificate Administrator shall give notice of any proposed amendment hereto to the Certificate Insurer at least five Business Days prior to the adoption thereof.

     Notwithstanding any contrary provision of this Trust Agreement, the Trustee shall not consent to any amendment to this Trust Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment shall not subject the Trust REMIC to tax or cause the Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Trust Agreement requiring the consent of Certificateholders, the Certificate Administrator shall furnish a copy of such amendment to each Certificateholder, the Trustee, the Certificate Insurer and to the Rating Agency.

     The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Certificate Administrator may prescribe.

     Section 9.02. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of any of the parties hereto.

     No  Certificateholder  shall have any right to vote  (except as provided in
Section 9.01 or this Section 9.02) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement pursuant to any provision hereof.

     Except in the case of an action, suit or proceeding against the Trustee with respect to a breach or alleged breach of its duties and responsibilities hereunder, no Certificateholder shall have any right by virtue of any provisions of this Trust Agreement to institute any action, suit or proceeding in equity or at law upon or under or with respect to this Trust Agreement unless such Holder previously shall have given to the Trustee a written notice of the basis of such action, suit or proceeding, the Certificate Insurer shall have consented to such proceeding (so long as no Certificate Insurer Default has occurred and is continuing) and unless the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the same Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Holder of a Certificate and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder of Certificates, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 9.03. Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Trust or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any other such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and its directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and/or submitted by any Person respecting any matter arising hereunder.

     Section 9.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered at (a) in the case of the Depositor, to CS First Boston Mortgage Securities Corp., Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, or to such other address as may hereafter be furnished to the other parties hereto in writing by the Depositor; (b) in the case of the Trustee, The Chase Manhattan Bank (National Association) at 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New York 11245, Attention: Global Trust Services, (c) in the case of the Certificate Administrator, at the Corporate Trust Office; (d) in the case of the Tax Beneficial Holder, Norwest Corporation, Attention: Banking Group Treasury, with a copy to Norwest Corporation, Law Department, Attn: Secretary; (e) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management, Structured Finance; or to such other address as may hereafter be furnished to the other parties hereto in writing. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed to a Holder within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given whether or not the Certificateholder receives such notice. Any notice mailed to the Trustee or the Certificate Administrator shall be effective only upon receipt.

     Section 9.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

     Section 9.07. Certificates Nonassessable and Fully Paid. It is the intention of this Agreement that Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Certificate Administrator pursuant to Section 2.02 are and shall be deemed fully paid.

     Section 9.08. Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

     Section 9.09. Special Notices to the Rating Agencies. The Certificate Administrator shall give prompt notice to each Rating Agency and to the Certificate Insurer of the occurrence of any of the following events:

     (i) any amendment to this Agreement pursuant to Section 9.01;

     (ii) the making of a final payment pursuant to Section 7.01;

     (iii) the  resignation or removal of the Trustee  pursuant to Section 6.08;
and

     (iv) the appointment of a successor trustee pursuant to Section 6.09.

     IN WITNESS WHEREOF, the Depositor, the Certificate Administrator, the Trustee and the Tax Beneficial Holder have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      CS FIRST BOSTON MORTGAGE SECURITIES
                                      CORP., as Depositor

                                      By: /s/ Gina Hubbell
                                          Name:  Gina Hubbell
                                          Title: Vice President

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Certificate Administrator

                                      By: /s/ Patrick G. Bassett
                                          Name:  Patrick G. Bassett
                                          Title: Vice President

                                      THE CHASE MANHATTAN BANK
                                      (NATIONAL ASSOCIATION),
                                      as Trustee

                                      By: /s/ Thomas J. Provenzano
                                          Name:  Thomas J. Provenzano
                                          Title: Vice President

                                      NORWEST CORPORATION, as Tax Beneficial
                                      Holder

                                      By: /s/ Charles D. White
                                          Name:  Charles D. White
                                          Title: Senior Vice President and
                                                 Treasurer

STATE OF NEW YORK )
                   ss.:
COUNTY OF NEW YORK)

     On this --- day of May, 1996, before me, a notary public in and for the State of New York, personally appeared ---------------, known to me who, being by me duly sworn, did depose and say that he/she resides at ---------------,
- -------------;  that  he/she  is the  --------------------  of CS  First  Boston
Mortgage Securities Corp., a Delaware corporation, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said association.


                                             -----------------------------------
                                                       Notary Public




[NOTARIAL SEAL]

STATE OF NEW YORK )
                   ss.:
COUNTY OF NEW YORK)

     On this --- day of May, 1996, before me, a notary public in and for the State of New York, personally appeared ---------------, known to me who, being by me duly sworn, did depose and say that he/she resides at -----------,
- --------------; that he/she is the -------------- of The Chase Manhattan Bank (National Association), a national banking association, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said association.


                                             -----------------------------------
                                                       Notary Public




[NOTARIAL SEAL]

STATE OF NEW YORK )
                   ss.:
COUNTY OF NEW YORK)

     On this --- day of May, 1996, before me, a notary public in and for the State of New York, personally appeared ---------------, known to me who, being by me duly sworn, did depose and say that he/she resides at ------------,
- --------------; that he/she is the ------------- of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said association.


                                             -----------------------------------
                                                       Notary Public




[NOTARIAL SEAL]

STATE OF NEW YORK )
                   ss.:
COUNTY OF NEW YORK)

     On this --- day of May, 1996, before me, a notary public in and for the State of New York, personally appeared ----------------, known to me who, being by me duly sworn, did depose and say that he/she resides at ------------,
- ------------; that he/she is the ----------- of Norwest Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said association.


                                             -----------------------------------
                                                       Notary Public




[NOTARIAL SEAL]

                                   SCHEDULE I

                              Mortgage Certificates
                              ---------------------

                                      Principal      Principal
                                     Balance as       Balance
                        Classes of   of the Cut-     as of the        Original
 Series Designation    Certificates   Off Date      Closing Date       Balance
 ------------------    ------------   --------      ------------       -------

     Series 1991-5         A-1       28,115,661     27,538,996.83     93,500,000
     Series 1991-15        A-3       13,444,979     13,346,843.83     18,875,000
     Series 1992-9         B-4       10,383,476     10,383,525.01     10,379,000
     Series 1992-10        A-1       10,938,727     10,663,654.88     39,000,000
     Series 1992-11       A-1C       42,227,618     41,558,730.38     80,251,000
     Series 1992-12       A-2D       73,753,000     73,753,000.00     73,753,000
     Series 1992-14        A-3       17,415,030     17,415,030.48     17,415,000
     Series 1992-15       A-2C       48,734,257     47,246,922.67    153,849,000
     Series 1992-16       A-2C       32,861,000     32,861,000.00     32,861,000
     Series 1992-18P       A-3        3,798,013      3,310,953.94     10,000,000
     Series 1993-3        A-2B        4,013,526      3,806,060.37      5,750,000
     Series 1993-3        A-2C       18,885,000     18,885,000.00     18,885,000
     Series 1993-3         B-7        1,009,940        990,110.76      3,214,000

                                    EXHIBIT A
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE CONSTITUTES BOTH A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED IN SECTION 860G(a)(1) AND SECTION 860D, RESPECTIVELY, OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND A CONTRACTUAL RIGHT TO RECEIVE AMOUNTS FROM THE RESERVE FUND.

                          ADJUSTABLE RATE CERTIFICATE,
                                  SERIES 1996-1
                                    CLASS A-1

evidencing a beneficial ownership interest in a trust consisting of mortgage pass-through certificates


                    CS FIRST BOSTON MORTGAGE SECURITIES CORP.
               (Not an interest in or obligation of the Depositor)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY. DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE SHALL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).
ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.  -----                  Cut-off Date: April 28, 1996

Percentage Interest evidenced           First Distribution Date:  July 29, 1996
by this Certificate:  [   ]%

Denomination:  $[   ].                  CUSIP No.:  126342D -------

     THIS CERTIFIES THAT ------------------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust consisting primarily of mortgage pass-through certificates (the "Mortgage Certificates"), formed by CS First Boston Mortgage Securities Corp. (the "Depositor", which term includes any successor entity under the Agreement referred to below). The Trust was created pursuant to a Pooling Trust Agreement, dated as of May 31, 1996 (the "Agreement"), among the Depositor, Norwest Bank Minnesota, National Association, as certificate administrator (the "Certificate Administrator"), The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), and Norwest Corporation, as tax beneficial holder, a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution shall be made on the 28th day of each January, April, July and October or, if such day is not a Business Day, the following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount distributable pursuant to the Agreement on the Class A-1 Certificates for such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. Distributions on each Distribution Date shall be allocated among the Classes of Certificates in accordance with the provisions of the Agreement. The amount of interest which accrues on this Certificate in any month shall be subject to reduction with respect to any Mortgage Certificate Prepayment Interest Shortfall and Deferred Interest, as described in the Agreement.

     Distributions on this Certificate shall be made by the Certificate Administrator by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register unless such Person holds Class A-1 Certificates having in the aggregate a denomination of $5,000,000 or more and notifies the Certificate Administrator in writing at least seven Business Days prior to a Distribution Date that such payments are to be made by wire transfer of immediately available funds to the account specified by such Person. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate shall be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Registrar for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Certificate Administrator, as Registrar, has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Administrator



                                      By:  ------------------------------------
                                           Authorized Officer

Authenticated:

NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION,
as Registrar


By:  ---------------------------
     Authorized Officer

                                    EXHIBIT B
                     [FORM OF FACE OF CLASS IO CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1 CERTIFICATES AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE CONSTITUTES A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED IN SECTION 860G(a)(1) AND SECTION 860D, RESPECTIVELY, OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                          ADJUSTABLE RATE CERTIFICATE,
                                  SERIES 1996-1

                                    CLASS IO

evidencing a beneficial ownership interest in a trust consisting of mortgage pass-through certificates sold by


                    CS FIRST BOSTON MORTGAGE SECURITIES CORP.
               (Not an interest in or obligation of the Depositor)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

Certificate No.  -----                  Cut-off Date: April 28, 1996

Percentage Interest evidenced           First Distribution Date:  July 29, 1996
by this Certificate:  [----]%

     THIS  CERTIFIES THAT  ---------------------------------------------  is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class IO Certificate with respect to a Trust consisting primarily of mortgage pass-through certificates (the "Mortgage Certificates"), formed by CS First Boston Mortgage Securities Corp. (the "Depositor", which term includes any successor entity under the Agreement referred to below). The Trust was created pursuant to a Pooling Trust Agreement, dated as of May 31, 1996 (the "Agreement"), among the Depositor, Norwest Bank Minnesota, National Association, as certificate administrator (the "Certificate Administrator"), The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), and Norwest Corporation, as tax beneficial holder, a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution shall be made on the 28th day of each January, April, July and October or, if such day is not a Business Day, the following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount distributable pursuant to the Agreement on the Class IO Certificate for such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The amount of interest which accrues on this Certificate in any month shall be subject to reduction with respect to any Mortgage Certificate Prepayment Interest Shortfall and Deferred Interest, as described in the Agreement.

     Distributions on this Certificate shall be made by the Certificate Administrator by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register unless such Person holds Class IO Certificate evidencing a 50% Percentage Interest, and such Person has notified the Certificate Administrator in writing at least seven Business Days prior to a Distribution Date that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate shall be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Registrar for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Administrator



                                      By:  ------------------------------------
                                           Authorized Officer

Authenticated:

NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION,
as Registrar


By:  ---------------------------
     Authorized Officer

                                    EXHIBIT C
                      [FORM OF FACE OF CLASS R CERTIFICATE]

     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE BY
ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 4.02 OF THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 4.02(c) OF THE AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE TRUST AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

     THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, AGREES (I) TO ACT AS "TAX MATTERS PERSON" OF THE TRUST FUND TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, AND (II) TO THE IRREVOCABLE DESIGNATION OF THE CERTIFICATE ADMINISTRATOR AS ITS AGENT IN PERFORMING THE FUNCTIONS OF TAX MATTERS PERSON OF THE TRUST FUND.

EXCEPT AS PROVIDED IN SECTION 4.02 OF THE TRUST AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE TRUST AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                          ADJUSTABLE RATE CERTIFICATE,
                                  SERIES 1996-1

                                     CLASS R

evidencing a beneficial ownership interest in a trust fund consisting of mortgage pass-through certificates sold by


                    CS FIRST BOSTON MORTGAGE SECURITIES CORP.
               (Not an interest in or obligation of the Depositor)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE DEPOSITOR, THE CERTIFICATE ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

Certificate No. ---                    Cut-off Date:  April 28, 1996

Percentage Interest evidenced          First Distribution Date:  July 29, 1996
by this Certificate:  [----]%

     THIS CERTIFIES THAT  ----------------------------------------------  is the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class R Certificate with respect to a Trust consisting primarily of mortgage pass-through certificates (the "Mortgage Certificates"), formed by CS First Boston Mortgage Securities Corp. (the "Depositor", which term includes any successor entity under the Agreement referred to below). The Trust was created pursuant to a Pooling Trust Agreement dated as of May 31, 1996 (the "Agreement"), among the Depositor, Norwest Bank Minnesota, National Association, as certificate administrator (the "Certificate Administrator"), The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), and Norwest Corporation, as tax beneficial holder, a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution shall be made on the 28th day of each January, April, July and October or, if such day is not a Business Day, the following Business Day (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount distributable pursuant to the Agreement on the Class R Certificate for such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class R Certificate is not generally expected to receive regular distributions.

     This Certificate represents a non-economic residual interest in a REMIC and, except for as specified in the Agreement, does not entitle the Holder hereof to any distributions with respect to the Trust Fund.

     No transfer of a Class R Certificate shall be made unless the Certificate Administrator receives a representation letter, in the form as described in the Agreement, stating that the transferee is not (a) a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase, or (b) a collective investment fund in which Plans are invested or an insurance company using the assets of any separate or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any similar law to include assets of Plans), which representation letter shall not be at the expense of the Trustee, Depositor or the Certificate Administrator.

     Any distributions on this Certificate shall be made by the Certificate Administrator by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register unless such Person holds Class R Certificates evidencing a 50% Percentage Interest, and such Person has notified the Certificate Administrator in writing at least seven Business Days prior to a Distribution Date that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate shall be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Registrar for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Administrator



                                      By:  ------------------------------------
                                           Authorized Officer

Authenticated:

NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION,
as Registrar


By:  ---------------------------
     Authorized Officer

                                    EXHIBIT D

                               [Form of Reverse of
                  Adjustable Rate Certificates, Series 1996-1]

                    CS FIRST BOSTON MORTGAGE SECURITIES CORP.

                   ADJUSTABLE RATE CERTIFICATES, SERIES 1996-1


     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as the Adjustable Rate Certificates, Series 1996-1 (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Certificates, all as more specifically set forth herein and in the Agreement.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Certificate Administrator, the Trustee and the Tax Beneficial Holder and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in a form satisfactory to the Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest shall be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee, the Registrar and the Certificate Administrator, and any agent of the Trustee, the Registrar and the Certificate Administrator, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar and the Certificate Administrator nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust created thereby shall terminate upon the earlier of (i) The Distribution Date following the purchase by the Depositor of all Mortgage Certificates remaining in the Trust Fund at the price and on the terms specified in the Agreement and (ii) the final distribution to Certificateholders; provided, however, that the Trust Fund shall in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date of the Agreement.

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto ---------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within Adjustable Rate Certificate, Series 1996-1 and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Registrar to issue a new Certificate of a like denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

- --------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

- --------------------------------------------------------------------------------



Dated:


                                       -------------------------------------
                                       Signature by or on behalf of assignor



                                       -------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ------------------------------------ for the account of ----------------------------- account number ------------------,  or, if mailed by check, to ------------------------------------------.

Applicable statements should be mailed to
- -------------------------------------------------------------------------------.

     This information is provided by --------------------------------------, the assignee named above, or ------------------------------------, as its agent.

                                    EXHIBIT E

                    FORM OF INVESTMENT REPRESENTATION LETTER
         FOR QUALIFIED INSTITUTIONAL BUYERS AND PERSONS INVOLVED IN THE
                  ORGANIZATION OR OPERATION OF THE TRUST FUND


Norwest Bank Minnesota, National Association
Corporate Trust Department
6th Street and Marquette Avenue
Minneapolis, Minnesota  55470-0069

     The undersigned (the "Purchaser") proposes to purchase certain of the CS First Boston Mortgage Securities Corp., Adjustable Rate Certificates, Series 1996-1, Class [IO] [R] (the "Class [IO] [R] Certificates"). In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning given it in the Pooling Trust Agreement, dated as of May 30, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Norwest Bank Minnesota, National Association, as certificate administrator (the "Certificate Administrator"), The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), and Norwest Corporation, as tax beneficial holder, relating to the Class [IO] [R] Certificates.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Depositor and the Certificate Administrator that:

          (a) The Purchaser either (x) is a "qualified institutional buyer," as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and is aware that the sale of the Class [IO] [R] Certificates to it is being made in reliance on Rule 144A and has such knowledge of financial and business matters that it is capable of evaluating the merits and risks of an investment in the Class [IO] [R] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [IO] [R] Certificates for an indefinite period of time or (y) is a person involved in the organization or operation of the Trust Fund or an affiliate of such person as such term is defined in Rule 405 under the Securities Act.

          (b) Neither the Purchaser nor any person acting on its behalf has offered or will offer or sold or will sell the Class [IO] [R] Certificates in a manner that would make a public offering of the Class [IO] [R] Certificates under the Securities Act or require the registration of the Class [IO] [R] Certificates under the Securities Act or any state or foreign securities laws.

          (c) Either (i) the Purchaser is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law("Similar Law) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [IO] [R] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided a "Benefit Plan Opinion" satisfactory to the Depositor and the Certificate Administrator of the Trust Fund. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Fund to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law on the part of the Depositor or the Certificate Administrator with respect to any Plan or (c) constitute a prohibited transaction under ERISA or
     Section 4975 of the Code or Similar Law.

          (d) The Purchaser was not formed solely to acquire the Class [IO] [R] Certificates.

          (e) If the Purchaser is a savings association, the Purchaser has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 12 issued December 13, 1988, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

     Section 3. Transfer of Certificates.

          (a) The Purchaser understands that the Class [IO] [R] Certificates have not been and will not be registered under the Securities Act or any state or foreign securities laws. The Purchaser understands that the Class [IO] [R] Certificates may be transferred, resold or pledged only (i) to a person reasonably believed to be a "qualified institutional buyer" purchasing for its own account or for the account of a "qualified institutional buyer" to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or
     (ii) to sophisticated institutional investors which are "accredited investors" as such term is defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act, or, if the Class [IO] [R] Certificates are to be purchased for one or more institutional accounts ("investor accounts") for which a person is acting as fiduciary or agent (except if such person is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or in a fiduciary capacity), each such investor account is an institutional investor and an "accredited investor" on a like basis. The Purchaser further understands that neither the Depositor nor the Certificate Administrator is under any obligation to register the Class [IO] [R] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Securities Act and from applicable state or foreign securities laws, unless such Transfer is made in reliance on Rule 144A of the Securities Act by a Person not affiliated with the Depositor, the Certificate Administrator or the Depositor may, if such transfer is made within three years from the later of (A) the Closing Date and (B) the last date on which the Depositor or any affiliate of the Depositor was the beneficial owner of the Certificate which is proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and any applicable state and foreign securities laws, which Opinion of Counsel shall not be an expense of the Certificate Administrator, the Trustee or the Depositor. The Purchaser shall, and does hereby agree to, indemnify the Certificate Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is, not made in accordance with such federal, state and foreign laws.

          (b) No transfer of a Class [IO] [R] Certificate shall be made unless the prospective transferee provides the Depositor and the Certificate Administrator with an Investment Representation Letter substantially in one of the forms attached as Exhibit E or Exhibit F to the Trust Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Investment Representation Letter to be validly executed by its duly authorized representative as of the date written below.



Date:-------------------------------   -----------------------------------------
                                       (Name of Purchaser)


                                       By:--------------------------------------
                                          Name (please print):
                                          Title:

                                    EXHIBIT F

                    FORM OF INVESTMENT REPRESENTATION LETTER
                             FOR ACCREDITED INVESTOR


Norwest Bank Minnesota, National Association
Corporate Trust Department
6th Street and Marquette Avenue
Minneapolis, Minnesota  55470-0069

     The undersigned (the "Purchaser") proposes to purchase certain of the CS First Boston Mortgage Securities Corp., Adjustable Rate Certificates, Series 1996-1, Class [IO] [R] (the "Class [IO] [R] Certificates"). In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning given it in the Pooling Trust Agreement, dated as of May 30, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Norwest Bank Minnesota, National Association, as certificate administrator (the "Certificate Administrator") and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), relating to the Class [IO] [R] Certificates.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Depositor and the Certificate Administrator that:

     (a) The Purchaser is a sophisticated institutional investor which is an "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or, if the Class [IO] [R] Certificates are to be purchased for one or more institutional accounts ("investor accounts') for which the Purchaser is acting as fiduciary or agent (except if the Purchaser is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or in a fiduciary capacity), each such investor account is an institutional investor and an "accredited investor" on a like basis.

     (b) In the normal course of its business, the Purchaser invests in or purchases securities similar to the Class [IO] [R] Certificates, and it has such knowledge of financial and business matters that it is capable of evaluating the merits and risks of an investment in the Class [IO] [R] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser (or any investor account) is able to bear the economic risk of an investment in the Class [IO] [R] Certificates for an indefinite period of time.

     (c) The Purchaser is acquiring the Class [IO] [R] Certificates for the purpose of investment and not with a view to or in connection with the distribution thereof in violation of the Securities Act or any state or foreign securities laws, and neither the Purchaser nor any person acting on its behalf has offered or will offer or sold or will sell the Class [IO] [R] Certificates in a manner that would make a public offering of the Class [IO] [R] Certificates under the Securities Act or require the registration of the Class [IO] [R] Certificates under the Securities Act or any state or foreign securities laws.

     (d) Either (i) the Purchaser is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law("Similar Law) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [IO] [R] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided a "Benefit Plan Opinion" satisfactory to the Depositor and the Certificate Administrator of the Trust Fund. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Fund to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law on the part of the Depositor or the Certificate Administrator with respect to any Plan or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

     (e) If the Purchaser is a savings association. the Purchaser has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 12 issued December 13, 1988, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

     Section 3. Transfer of Class [IO] [R] Certificates.

     (a) The Purchaser understands that the [IO] [R] Certificates have not been and will not be registered under the Securities Act or any state or foreign securities laws. The Purchaser understands that the Class [IO] [R] Certificates may be transferred, resold or pledged only (i) to a person reasonably believed to be a "qualified institutional buyer purchasing for its own account or for the account of a "qualified institutional buyer" to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or (ii) to sophisticated institutional investors which are "accredited investors" as such term is defined in Rule 501 (a)(1), (2), (3) or
(7) under the Securities Act, or, if the Class [IO] [R] Certificates are to be purchased for one or more institutional accounts ("investor accounts") for which a person is acting as fiduciary or agent (except if such person is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or in a fiduciary capacity), each such investor account is an institutional investor and an accredited investor" on a like basis. The Purchaser further understands that neither the Depositor nor the Certificate Administrator is under any obligation to register the Class [IO] [R] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Securities Act and from applicable state or foreign securities laws, unless such Transfer is made in reliance on Rule 144A of the Securities Act by a Person not affiliated with the Depositor, the Certificate Administrator or the Depositor may, if such transfer is made within three years from the later of (A) the Closing Date and (B) the last date on which the Depositor or any affiliate of the Depositor was the beneficial owner of the Class [IO] [R] Certificate which is proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and any applicable state and foreign securities laws, which Opinion of Counsel shall not be an expense of the Certificate Administrator, the Trustee or the Depositor. The Purchaser shall, and does hereby agree to, indemnify the Certificate Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal, state and foreign laws.

     (b) No transfer of a Class [IO] [R] Certificate shall be made unless the prospective transferee provides the Depositor and the Certificate Administrator with an Investment Representation Letter substantially in one of the forms attached as Exhibit E or Exhibit F to the Trust Agreement.

     IN  WITNESS   WHEREOF,   the   undersigned   has  caused  this   Investment
Representation   Letter  to  be  validly   executed   by  its  duly   authorized
representative as of the date written below.



Date:-------------------------------   -----------------------------------------
                                       (Name of Purchaser)


                                       By:  ------------------------------------
                                            Name (please print):
                                            Title:

                                    EXHIBIT G

                                             AFFIDAVIT   PURSUANT   TO   SECTION
                                             860E(e)(4) OF THE INTERNAL  REVENUE
                                             CODE OF 1986,  AS AMENDED,  AND FOR
                                             NON-ERISA INVESTORS

STATE OF          )
                   ss.:
COUNTY OF         )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of -------] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [        ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring the Adjustable Rate Certificates, Series 1996-1, Class R Certificate (the "Class R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of cash flows generated by the Class R Certificate.

     6. That the Purchaser will not transfer the Class R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     8. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of the Class R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 2.05(c) of the Trust Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ---- day of -------------, 19 --.

                                      [NAME OF PURCHASER]


                                   By:-------------------------------
                                      [Name of Officer]
                                      [Title of Officer]

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this ---- day of ------------, 19 --.

- -----------------------------
NOTARY PUBLIC

COUNTY OF--------------------

STATE OF---------------------

My commission expires the ----- day of -------------, 19--.

                                    EXHIBIT H





                 [Letter from Transferor of Class R Certificate]





                                     [Date]




Norwest Bank Minnesota, National Association
Corporate Trust Department
6 and Marquette
Minneapolis, Minnesota  55470-0069

                  Re:      Adjustable Rate Certificates,
                           Series 1996-1, Class R
                           -----------------------------

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                             Very truly yours,
                                             [Transferor]

                                             ----------------------

                                    EXHIBIT I

                        [FORM OF YIELD SUPPORT AGREEMENT]

                                    EXHIBIT J

                      [FORM OF PRICE MAINTENANCE AGREEMENT]

                                    EXHIBIT K

                                [FORM OF POLICY]

                                    EXHIBIT L

                          [FORM OF INSURANCE AGREEMENT]

                                    EXHIBIT M

                               [Form of Due Bill]

                          RESOLUTION TRUST CORPORATION,
                       MORTGAGE PASS-THROUGH CERTIFICATES,
              SERIES -----, CLASS ---- (THE "MORTGAGE CERTIFICATE")
                            OVERDUE INTEREST DUE BILL
                                NON-TRANSFERABLE



                       Date:             ------------ --, 199--

                       Control No.:      ----------------------
                       Delivery Bill No.:----------------------

[Purchaser]
[Purchaser Address]
[Purchaser Address]

AGREES TO DELIVER TO            MBIA Insurance Corporation
                                113 King Street
                                Armonk, NY  10504
                                Attn:  Insured Portfolio Management-
                                       Structured Finance (IPM-SF)

RECORD ON ---------------
            (MM/DD/YY)

OVERDUE AMOUNT                  $-----------------------.

MBIA CLAIM                      $-----------------------.




The undersigned purchaser of the above referenced Mortgage Certificate acknowledges that there exists an Unpaid Interest Shortfall or other form of overdue interest with respect to such Mortgage Certificate (such amount, the "Overdue Amount") in the amount set forth above and acknowledges that MBIA has a claim to such Overdue Amount in the amount set forth above (the "MBIA Claim"). The undersigned agrees to pay to MBIA the Overdue Amount, when and if such Overdue Amount is paid with respect to the Mortgage Certificate, up to the amount of the MBIA Claim.

On our payment to you for this due bill, you will guarantee to hold us free and harmless from any further claims in this matter.



BY:------------------------------------
         (AUTHORIZED SIGNATURE)